Exhibit 4.1

TRUST DEED relating to A$1,500,000,000 Zero Coupon Convertible Notes due 2026 convertible into ordinary shares of Afterpay Limited

Dated 12 March 2021

AFTERPAY LIMITED (ABN 30 618 280 649)

as Issuer

and

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Trustee

Table of Contents

Contents		Page

1	Interpretation	1

2	Amount of the Notes and Covenant to Pay	7

3	Form of the Notes; Issue of the Notes	8

4	Stamp Duties and Taxes	9

5	Further Issues	10

6	Application of Moneys received by the Trustee	10

7	Covenant to Comply with Provisions	11

8	Covenants relating to Conversion	12

9	Issuer’s Covenants	12

10	Remuneration and Indemnification of the Trustee	16

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	18

12	Trustee liable for negligence	31

13	Proof of Default	31

14	Trustee not precluded from entering into Contracts	31

15	Modification and Waiver	31

16	Substitution	32

17	Appointment, Retirement and Removal of the Trustee	33

18	Communications	35

19	Currency Indemnity	36

20	Prescription	37

21	Governing Law and Jurisdiction	37

22	Counterparts	38

23	Contracts (Rights of Third Parties) Act 1999	38

Schedule 1 Form of Definitive Certificate		39

Schedule 2 Form of Global Certificate		43

Schedule 3 Provisions for meetings of Noteholders		52

Schedule 4 Terms and Conditions of the Notes		58

Schedule 5 Form of Compliance Certificate		59

Schedule 6 Form of Principal Subsidiary Certificate to Trustee		60

i

This Trust Deed is made on 12 March 2021 between:

(1)	AFTERPAY LIMITED (ABN 30 618 280 649) (the “Issuer”); and

(2)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED whose principal office as at the Closing Date (as defined in this Trust Deed) is situated at Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Issuer has authorised the issue of A$1,500,000,000 Zero Coupon Convertible Notes due 2026 convertible into Ordinary Shares (as defined in the Conditions), to be constituted by this Trust Deed.

(B)	The Notes will be convertible into Ordinary Shares in accordance with the Conditions.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(D)	The parties hereto intend this document to take effect as a deed.

Now this Trust Deed witnesses and it is hereby agreed and declared as follows:

1	Interpretation

1.1	Definitions

Capitalised terms used herein but not otherwise defined shall have the meanings given to them in the Conditions. In addition:

“Agency Agreement” means the paying, transfer and conversion agency agreement dated the date of this Trust Deed between, amongst others, the Issuer, the Trustee, the Principal Paying and Conversion Agent, the Transfer Agent and the Registrar whereby the initial Paying Agents, the Transfer Agent and the Registrar were appointed in relation to the Notes;

“Agents” means, in relation to the Notes, the Principal Paying and Conversion Agent, the Transfer Agent, the Registrar, and any other Paying Agent, Conversion Agent or Transfer Agent and, in each case, includes any Successor and shall include such other agent or agents as may be appointed from time to time under the Agency Agreement and, in relation to any Further Notes, means any agent appointed in relation to them under the Agency Agreement, and references to Agents are to them acting solely through their specified offices;

“Applicable Law” means any law or regulation including, but not limited to:

(i)	any statute or regulation;

(ii)	any rule or practice of any Authority by which any party is bound or with which any party is accustomed to comply;

(iii)	any agreement between any Authorities; and

(iv)	any customary agreement between any Authority and any party;

“Appointee” has the meaning set out in Clause 11.20;

“ASIC Relief Instrument” means an instrument of relief from the Australian Securities and Investments Commission that modifies the requirements of Chapter 6D of the Corporations Act in respect of the on-sale of any Ordinary Shares issued on conversion of the Notes, which will permit the offer and sale of such Ordinary Shares within 12 months of their issue without the need to prepare a disclosure document relating to such offer and sale under section 707(3) of the Corporations Act;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of certified public accountants as may be nominated by the Issuer and notified in writing to the Trustee for the purpose;

“authorised officer” means any Director or any other officer of the Issuer who has been authorised by the Issuer to sign the certificates, notices and documents required by or as contemplated in this Trust Deed, the Agency Agreement or any other transaction document on behalf of, and so as to bind, the Issuer and whose name and specimen signature appears in the list most recently provided to the Trustee and the Principal Paying and Conversion Agent pursuant to Clause 17.14 of the Agency Agreement;

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction;

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in Sydney, Hong Kong and, where relevant to or used in relation to an Agent, the city in which the specified office of the relevant Agent is located;

“Certificate” means a Definitive Certificate or a Global Certificate;

“Clearstream, Luxembourg” means Clearstream Banking S.A., incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

“Closing Date” means 12 March 2021;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5;

“Conditions” means, in relation to the Notes, the terms and conditions set out in Schedule 4 and, with respect to any Further Notes, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Notes as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed and, with respect to Notes represented by a Global Certificate, as modified by the provisions of the relevant Global Certificate, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Notes, be construed accordingly and shall, in relation to any Further Notes, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Notes;

“Conversion Agent” means the entity referred to as such in the Conditions acting through its specified office or any Successor Conversion Agent appointed under the Agency Agreement, and includes the Principal Paying and Conversion Agent;

“Definitive Certificates” means those Notes for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 1;

“Directors” means the directors of the Issuer and “Director” shall be construed accordingly;

“Electronic Consent” has the meaning ascribed to it in Schedule 3;

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency;

“Event of Default” means any of the events described in Condition 10 (or, in respect of any Further Notes, the relevant Condition);

“Extraordinary Resolution” has the meaning as set out in Schedule 3;

“FATCA” means:

(i)	Sections 1471 to 1474 of the Code or any associated regulation, instruction or other official guidance, as amended from time to time;

(ii)

any treaty, law, regulation, instruction or other official guidance enacted or amended in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above of this definition;

(iii)

any agreement pursuant to the implementation of paragraphs (i) or (ii) above of this definition with the US Internal Revenue Service, the Government of the United States or any governmental or taxation authority in any other jurisdiction; or

(iv)

any treaty, law, regulation, instruction or other official guidance analogous to paragraphs (i) or (ii) of this definition enacted or amended in any other jurisdiction from time to time, and any agreement pursuant to the implementation of any such treaty, law, regulation, instruction or other official guidance with any governmental or taxation authority in any jurisdiction;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;

“Fiscal Period” means a period:

(i)	commencing on 1 July and ending on the succeeding 30 June (“annual Fiscal Period”); or

(ii)	commencing on 1 July and ending on the succeeding 31 December (“semi-annual Fiscal Period”),

provided that if the Issuer shall change its financial year so as to end on a date other than 30 June, the foregoing shall be amended as necessary;

“FSMA” means the Financial Services and Markets Act 2000;

“Further Notes” means any further Notes issued in accordance with the provisions of Condition 18 and Clause 5 and consolidated and forming a single series with the Notes and constituted by a deed supplemental to this Trust Deed;

“Global Certificate” means the registered global certificate representing the Notes in the form or substantially in the form set out in Schedule 2 and/or as the context may require any global certificate representing Further Notes or any of them (and “Global Certificates” shall be construed accordingly) which are global bonds or global notes for the purposes of section 128F(10) of the Income Tax Assessment Act 1936 (Cth);

“Noteholders” means the holders for the time being of Notes;

“Notes” means the notes comprising the A$1,500,000,000 Zero Coupon Convertible Notes due 2026 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any Further Notes and (except for the purposes of Clauses 3.1, 3.2 and 3.3) the Global Certificate;

“outstanding” means, in relation to the Notes, all the Notes issued other than:

(i)	those which have been redeemed in accordance with the Conditions;

(ii)

those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including any default interest payable under Condition 5 after such date) have been duly paid to the relevant Noteholder or on its behalf or to the Trustee or to the Principal Paying and Conversion Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Notes;

(iii)	those which have become void or those in respect of which claims have become prescribed under Condition 12;

(iv)	those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 13;

(v)

(for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 13;

(vi)	those which have been purchased and cancelled as provided in Condition 7;

(vii)	the Global Certificate to the extent that it shall have been exchanged for definitive registered Notes pursuant to its provisions; and

(viii)

those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Note in respect of which the Conversion Date has occurred shall be deemed to remain outstanding for the purposes of Conditions 10, 14(a) and 15 and the meeting procedures until the Conversion Right has been satisfied and discharged even if the name of the holder is removed from the Register during the exchange process), provided that for the purposes of:

(a)	ascertaining the right to attend and vote at any meeting of the Noteholders or to participate in any Written Resolution or Electronic Consent;

(b)	the determination of how many Notes are outstanding for the purposes of this Deed, the Conditions 10, 14(a) and 15 and Schedule 3; and

(c)

the exercise of any discretion, power or authority whether contained in this Trust Deed or any other document or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders, those Notes (if any) which are beneficially held by, or are held on behalf of the Issuer or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

“Paying Agents” means any person appointed as a paying agent pursuant to the Agency Agreement, each acting through its specified office, or any Successor Paying Agent appointed under the Agency Agreement, and includes the Principal Paying and Conversion Agent;

“Potential Event of Default” means an event or circumstance that would be reasonably likely to, with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement or condition provided for in Condition 10, become an Event of Default;

“Principal Paying and Conversion Agent” means the entity referred to as such in the Conditions acting through its specified office or any Successor Principal Paying and Conversion Agent appointed under the Agency Agreement;

“Registrar” means the entity referred to as such in the Conditions acting through its specified office or any Successor Registrar appointed under the Agency Agreement;

“SGX-ST” means the Singapore Exchange Securities Trading Limited;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office notified to the Trustee in writing and to the Noteholders pursuant to Clause 9.11 and Condition 8(f);

“Successor” means, in relation to any of the Agents, such other or further person as may from time to time be appointed by the Issuer in the capacity as such an Agent as the case may be, with the written approval of, and on terms (other than as to remuneration) approved in writing by, the Trustee and notice of whose appointment is given by the Issuer to Noteholders pursuant to Clause 9.11 and Condition 8(f);

“Tax” or “Taxes” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax and “Taxation” shall be construed accordingly;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered, amended, varied, novated or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered, amended, varied, novated or supplemented) and expressed to be supplemental to this Trust Deed;

“Transfer Agent” means the entity referred to as such in the Conditions acting through its specified office or any Successor Transfer Agent appointed under the Agency Agreement;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Written Resolution” has the meaning ascribed to it in Schedule 3.

1.2	Construction of Certain References

References to:

1.2.1	fees, costs, charges, remuneration or expenses shall include any amount in respect of withholding, value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“Australian dollars” and “A$” are references to the lawful currency for the time being of the Commonwealth of Australia;

1.2.3	“U.S. dollars” and “U.S.$” are references to the lawful currency for the time being of the United States of America;

1.2.4

any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

1.2.5	the meaning of terms is not limited by specific examples introduced by “including” or “for example”, or similar expressions;

1.2.6	words denoting the singular number only shall include the plural number also and vice versa;

1.2.7	words denoting one gender only shall include the other gender;

1.2.8	words denoting persons only shall include firms and corporations and vice versa;

1.2.9

any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.10	references in this Deed to Clauses and Schedules shall be construed as references to the Clauses of and Schedules to this Deed unless otherwise stated; and

1.2.11

a Potential Event of Default or an Event of Default shall be “continuing” if it has not been remedied to the satisfaction of the Trustee or waived in writing by the Trustee, in each case acting on the instructions of the Noteholders by Extraordinary Resolution.

1.3	Headings

Headings shall be ignored in construing this Trust Deed.

1.4	Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

1.5	Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

1.6	Definitions in Conditions

Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed (including the Schedules).

1.7	Alternative Clearing System

References in this Trust Deed to Euroclear and Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system (an “alternative clearing system”) selected by the Issuer and approved by the Trustee, the Principal Paying and Conversion Agent and the Registrar.

1.8	Amended Documents

Save where the contrary is indicated, any reference in this Trust Deed to any other agreement or document shall be construed as a reference to such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

2	Amount of the Notes and Covenant to Pay

2.1	Amount of the Notes

The aggregate principal amount of the Notes is limited to an amount not exceeding A$1,500,000,000 as represented by the Global Certificate.

2.2	Covenant to Pay

The Issuer will, on any date on which the Notes or any of them become due to be redeemed or repaid in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in Australian dollars in immediately available funds for value the principal amount of the Notes becoming due for redemption or to be repaid on that date (together with default interest, if any, in accordance with the Conditions) or such other amount as may be payable in respect of the Notes and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid default interest on the aggregate principal amount of the Notes outstanding as set out in Condition 5 provided that:

(i)

every payment of any sum due in respect of the Notes made to or to the account of the Principal Paying and Conversion Agent as provided in the Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is a failure in its subsequent payment to the relevant Noteholders; and

(ii)

in the event that (following, if so required, due presentation of a Note) upon redemption, payment of the principal amount is improperly withheld or refused such Note will continue to bear default interest in accordance with Condition 5.

The Trustee will hold the benefit of this covenant on trust for itself and the Noteholders.

2.3	Discharge

Subject to Clause 2.4, any payment to be made in respect of the Notes by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after Default

At any time after a Potential Event of Default or an Event of Default has occurred, the Trustee may (but shall not be required to):

2.4.1	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(i)

to act thereafter as agents of the Trustee under the provisions of this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed and available for such purpose) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Notes and/or the Conversion Notices to the order of the Trustee; and/or

(ii)

to deliver all Certificates, all moneys, documents and records held by them in respect of the Notes and/or the Conversion Notices to the Trustee or as the Trustee directs in such notice or subsequently, provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation to which it is subject; and

2.4.2

by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying and Conversion Agent. With effect from the issue of any such notice to the Issuer and until such time as the notice is withdrawn, proviso (i) to Clause 2.2 shall not apply.

3	Form of the Notes; Issue of the Notes

3.1	The Global Certificate

On issue of the Notes, the Global Certificate will be issued representing the aggregate principal amount of the Notes and the Issuer shall procure that the appropriate entries be made in the register of Noteholders by the Registrar to reflect the issue of such Notes. The Global Certificate will be registered in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. The issue of the Global Certificate in names other than those of the common depositary or its nominee is restricted as provided in the Global Certificate. The Notes represented by the Global Certificate shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as Notes evidenced by individual Definitive Certificates.

3.2	Definitive Certificates

Definitive Certificates representing the Notes in registered form in Authorised Denominations, if issued, will be delivered upon exchange of the Global Certificate as provided therein. Such Definitive Certificates may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

3.3	Form

Definitive Certificates representing the Notes and the Global Certificate will be in or substantially in the forms set out in Schedules 1 and 2, respectively. The Definitive Certificates representing the Notes will be endorsed with the Conditions.

3.4	Signature

The Global Certificate (and the Definitive Certificates, if issued) shall be signed by any authorised officer manually and authenticated manually by or on behalf of the Registrar. The Issuer may use the signature of any person who at the date of signing any Certificate is an authorised officer even if at the time of issue of such Certificate he/she no longer is so authorised. Notes represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Issuer.

3.5	Entitlement to treat holder as owner

Each Noteholder will (save as ordered by a court of competent jurisdiction or save as otherwise required by law) be treated as its absolute owner of each Note registered in its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder. All payments made to such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability of the Trustee and/or the Issuer for the moneys so payable under the Notes.

4	Stamp Duties and Taxes

4.1	Stamp Duty

The Issuer will pay any stamp, issue, registration, documentary, transfer or other taxes, duties, fees, assessments and government charges, including interest and penalties, payable in any jurisdiction in respect of the creation, issue, initial offering and/or conversion of the Notes, the execution or delivery of this Trust Deed and/or the Agency Agreement, the deposit of Certificates and Conversion Notices for the conversion of the Notes and/or the issue and delivery of Ordinary Shares following such deposit. The Trustee shall not be liable to pay any such taxes, duties, assessments and/or government charges in any jurisdiction and shall not be concerned with, or obliged or required to enquire into, the sufficiency of any amount paid by the Issuer or any Noteholder for this purpose and shall not be liable for any losses as a result of any non-payment by the Issuer or any Noteholder. The Issuer will also indemnify the Trustee and the Noteholders, on demand on an after tax basis, from and against all stamp, issue, registration, documentary, transfer or other taxes, duties, fees, assessments and government charges paid by any of them in any jurisdiction in connection with any action taken in accordance with the Conditions and the Trust Deed by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15 to do so) the Noteholders to enforce the obligations of the Issuer under this Trust Deed, the Agency Agreement or the Notes. For the avoidance of doubt, the Trustee shall not be responsible or liable to a Noteholder or any other person for:

(i)	determining whether a Noteholder or the Issuer is liable to pay any taxes or the amounts payable (if any) in connection with Condition 6(h); or

(ii)	determining the sufficiency or insufficiency of any amounts so paid and for any loss arising from a failure by it to do so.

The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee and/or the Notes no longer being outstanding and/or the termination of this Trust Deed.

4.2	Change of Taxing Jurisdiction

If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the Commonwealth of Australia or any political subdivision or any authority thereof which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Notes then the Issuer will give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Commonwealth of Australia and any political subdivision or authority thereof of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, this Trust Deed and the Notes will be read accordingly.

5	Further Issues

5.1	Liberty to Create

The Issuer may from time to time without the consent of the Noteholders create and issue Further Notes having the same terms and conditions in all respects as the Notes (or the same terms and conditions except for the issue date and the first date on which Conversion Rights may be exercised) and so that such Further Notes shall be consolidated and form a single series with the Notes or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue.

5.2	Means of Constitution

Any Further Notes created and issued pursuant to the provisions of Clause 5.1 above consolidated and forming a single series with the Notes shall be constituted by a deed supplemental to this Trust Deed. In any such case, the Issuer shall prior to the issue of any Further Notes to be so consolidated with the Notes execute and deliver to the Trustee a deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation Taxes have been paid by the Issuer, and, if applicable, duly stamped or denoted accordingly) and containing covenants by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal amount and default interest in respect of such Further Notes and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require, and such other documents and opinions as the Trustee may require in order to give effect to such issue of any such Further Notes.

5.3	Notice of Further Issues

Whenever it is proposed to create and issue any Further Notes, the Issuer shall give to the Trustee not less than 7 days’ prior notice in writing of its intention to do so, stating the amount of Further Notes proposed to be created and issued and providing confirmation that any conditions precedent to the issue of Further Notes have been satisfied, which notice shall be accompanied by a draft of the proposed supplemental trust deed.

6	Application of Moneys received by the Trustee

6.1	Declaration of Trust

All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee (subject to the provisions of Clause 6.2) upon trust to apply them:

6.1.1

first, in payment or satisfaction of all fees, all costs, charges and expenses properly incurred and all indemnities and liabilities incurred by or payable to the Trustee (including remuneration payable to the Trustee) and any Appointee in carrying out its functions and/or exercising its rights, powers and discretions under this Trust Deed, the Agency Agreement and the Notes (which for the avoidance of doubt includes the fees, costs, expenses, indemnities, charges and liabilities of the Agents and any Appointee for as long as they are acting as agents of, or obliged to act on the instructions of, the Trustee);

6.1.2	secondly, in payment of any amounts of default interest owing in respect of the Notes pari passu and rateably;

6.1.3	thirdly, in payment of any amounts of principal owing in respect of the Notes pari passu and rateably;

6.1.4	fourthly, in payment of any other amounts owing in respect of the Notes pari passu and rateably;

6.1.5	fifthly, in payment or satisfaction of any and all amounts due and payable to each Agent but unpaid; and

6.1.6	sixthly, in payment of the balance (if any) to the Issuer.

Without prejudice to this Clause 6.1, if the Trustee holds any moneys which represent principal or default interest or other sums in respect of Notes in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the trusts set out in this Clause 6.1.

6.2	Accumulation

If at any time the amount of the moneys available for payment in respect of the Notes under Clause 6.1 is less than 10 per cent. of the principal amount of the Notes then outstanding, the Trustee may, at its sole discretion, but shall be under no obligation to, place such moneys on deposit into an account (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates or exercise any other form of investment discretion with respect to such deposits, and it is acknowledged that an interest-bearing account may result in negative interest rates applying) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transactions relating to the Notes and not for purposes of generating income. The Trustee may at its sole discretion retain such moneys and accumulate the resulting income until the moneys and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such moneys, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such deposits or convert any moneys so deposited into any other currency. The Trustee will not be responsible or liable for any resulting loss, whether by depreciation in value, changes in exchange rates, or interest rates or otherwise and shall not be liable for obtaining a return thereon which is less than the return which may have been obtained if the relevant deposit was made in another form and/or with another institution.

7	Covenant to Comply with Provisions

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed and the Conditions which are expressed to be binding on it. The Conditions, this Trust Deed and the Agency Agreement shall be binding on the Issuer and the Trustee. The Conditions, this Trust Deed and those provisions applicable to Noteholders in the Agency Agreement shall be binding on the Noteholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

8	Covenants relating to Conversion

8.1	Conversion Right

Subject to the Conditions, the holder of each Note will have the right to convert each Authorised Denomination thereof into fully paid Ordinary Shares, as provided in the Conditions and the form of Conversion Notice provided in the Agency Agreement.

8.2	Undertaking in respect of Conversion Rights

The Issuer undertakes to issue Ordinary Shares upon conversion of the Notes as required by the Conditions.

8.3	Adjustment to the Conversion Price

The Issuer hereby undertakes to and covenants with the Trustee that, so long as any of the Notes remains outstanding, it will whenever the Conversion Price is required to be adjusted pursuant to the Conditions:

8.3.1 as soon as practicable deliver to the Trustee a certificate signed by any Director who is also an authorised officer (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to and shall not be liable to Noteholders or any other person for doing so) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may require; and

8.3.2 promptly thereafter give notice to the Noteholders in accordance with Condition 17 of the adjustment to the Conversion Price and the date on which the adjustment of the Conversion Price is likely to become effective.

9	Issuer’s Covenants

So long as any Note is outstanding, the Issuer undertakes the following:

9.1	Books of Account

keep proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee believes or is notified that such an event has occurred or is about to occur, so far as permitted by applicable law, allow the Trustee and any Appointee access to the books of account of the Issuer at all times during normal business hours at all reasonable times during usual business hours;

9.2	Notice of Events of Default etc.

notify the Trustee in writing promptly upon becoming aware of the occurrence of any (i) Event of Default or Potential Event of Default or (ii) Relevant Event under Condition 7(e) or (iii) breach of any undertaking under Condition 11, in each case without waiting for the Trustee to take any further action;

9.3	Information

so far as permitted by applicable law and provided the same is not prohibited by any orders issued by any regulatory authorities having competent jurisdiction over the Issuer, give (or so far as it is able to, procure to be given) to the Trustee such information, opinions, certificates and evidence as it reasonably requires or considers necessary for the performance and discharge of its functions and/or duties and/or the exercise of its rights, powers and discretions and in such format as it shall require hereunder or under the Agency Agreement and/or the Notes or any other document required or contemplated hereunder or thereunder or relating to the transactions herein or therein contemplated or by operation of law;

9.4	Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed, the Agency Agreement and the Notes;

9.5	Financial Statements etc.

send to the Trustee as soon as reasonably practicable after the time of their issue and in the case of annual audited financial statements in any event within 120 days of the end of each financial year commencing with the year ending 30 June 2021; and in the case of each semi-annual Fiscal Period as soon as reasonably practicable after the time of their issue and in any event within 90 days of the end of such semi-annual Fiscal Period) electronic copies in English of the following:

(i)

in the case of each semi-annual Fiscal Period falling within each of the annual Fiscal Periods, the unaudited consolidated financial statements of the Issuer for the period prepared in accordance with the Australian Equivalents to International Financial Reporting Standards (the “AIFRS”); and

(ii)	in the case of each annual Fiscal Period, the audited consolidated financial statements of the Issuer as at the end of, and for, such Fiscal Period, prepared in accordance with the AIFRS;

9.6	Director’s Certificate

send to the Trustee, at the same time as delivering the financial statements referred to in Clause 9.5(ii) and also within 14 days after any written request by the Trustee, a Compliance Certificate signed by any Director who is also an authorised officer substantially in the form set out in Schedule 5 to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as of the date of the certificate (the “Certification Date”), no Event of Default, Potential Event of Default or Relevant Event or other breach by the Issuer of this Trust Deed has occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event has occurred, giving details of it.

The Trustee shall be entitled to rely conclusively without liability upon all such Compliance Certificates of the Issuer and shall not be liable to the Noteholders or any other person for relying upon such Compliance Certificates;

9.7	Notices to Noteholders

send to the Trustee not less than five Business Days before the date of publication, a copy of the draft form of each notice to the Noteholders to be published (in the English language) in accordance with Condition 17 for approval and (if appropriate) complying with the requirements of the SGX-ST, and upon publication electronic copies of each notice so published (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is communicated within the meaning of section 21 of the FSMA). All notices shall be at the Issuer’s expense. The Trustee shall have no obligation to monitor compliance with such requirements and it shall be the sole responsibility of the Issuer to ensure such compliance. The Trustee shall not be liable to any person for any such approval by the Trustee or for the content of any notice to Noteholders given to the Noteholders or any other person by the Issuer;

9.8	Notices to Creditors

send to the Trustee copies, in (or translated into) the English language, of all material (in the context of the Notes) notices, statements and documents which are issued to the creditors of the Issuer generally as soon as practicable (but in any event not later than 14 days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy requests from Noteholders for them;

9.9	Notice of Late Payment

forthwith upon written request by the Trustee give notice to the Noteholders of any unconditional payment to the Principal Paying and Conversion Agent or the Trustee of any sum due in respect of the Notes that has not been made or was made after the due date for such payment;

9.10	Listing

at all times use its reasonable endeavours to obtain and maintain the listing and trading of the Notes on the SGX-ST. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, the Issuer shall instead use reasonable endeavours to obtain and thereafter maintain a listing of the Notes and/or admission to trading of the Notes on such other stock exchange or competent listing authority as is commonly used for the quotation or listing of equity-linked debt securities as the Issuer may decide which shall be notified in writing to the Trustee;

9.11	Change in Agents

give not less than 14 days’ prior notice to the Noteholders in accordance with Condition 17 of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the written approval of the Trustee, provided that no Registrar in the United Kingdom may be appointed at any time;

9.12	Notes held by the Issuer etc.

send to the Trustee, as soon as practicable and in any event within 14 calendar days after being so requested in writing by the Trustee, a certificate of the Issuer signed by any authorised officer setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of the Issuer or any Subsidiary of the Issuer and which had not been cancelled;

9.13	Filing, Registration and Reporting

9.13.1

duly and punctually comply with or procure that there is complied with all filing, registration, reporting and similar requirements required in accordance with applicable laws and regulations from time to time relating in any manner whatsoever to this Trust Deed, the Agency Agreement and/or the Notes; and

9.13.2	comply with each of the requirements of the ASIC Relief Instrument including those with ongoing operation after the Closing Date for so long as they are relevant;

9.14	Consents, Approvals and Authorisations

obtain, renew, comply with and do all that is necessary to maintain in full force and effect any governmental or regulatory consents, approvals, authorisations, resolutions, licences or exemptions required by the Issuer in connection with:

9.14.1

the execution, delivery and performance by it of its obligations under the Notes, this Trust Deed and the Agency Agreement and the transactions contemplated by the Notes, this Trust Deed or, as the case may be, the Agency Agreement; and

9.14.2	the legality, validity and enforceability of the Notes, this Trust Deed and the Agency Agreement.

The Trustee may assume the accuracy and validity of all consents, approvals, authorisations, resolutions, licences and exemptions without any investigation and will not be liable for any inaccuracy in such assumption;

9.15	Information material to holders of the Notes

send to the Trustee copies or translations, in each case in the English language, of all notices, statements, circulars and documents which are issued to the holders of the Ordinary Shares as soon as practicable (but not later than 30 days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy any request from the holders of the Notes from time to time but only to the extent that such notices, statements, circulars and documents are not also lodged with the ASX and/or the relevant stock exchange (in the event that the Notes are listed on such stock exchange);

9.16	Legal opinions

prior to making any modification or amendment or supplement to any of this Trust Deed, the Agency Agreement, the Notes and/or the Conditions, procure the delivery of legal opinion(s) as to English law and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in form and substance acceptable to the Trustee from legal advisers acceptable to the Trustee;

9.17	Principal Subsidiaries

give to the Trustee at the same time as sending each Compliance Certificate referred to in Clause 9.6, and also within 14 days of any written request therefor by the Trustee, a certificate (substantially in the form set out in Schedule 6) signed by any two authorised officers listing those Subsidiaries of the Issuer which as shown by its latest audited statement of financial position of the Issuer or as at the date specified in such request were Principal Subsidiaries of the Issuer (and such certificate shall, if there is a dispute as to whether any Subsidiary of the Issuer is or is not a Principal Subsidiary, be accompanied by a report by a firm of public accountants of recognised international standing addressed to the Issuer as to proper extraction of the figures used by the Issuer in determining the Principal Subsidiaries of the Issuer and mathematical accuracy of the calculation). The Trustee will be entitled to rely conclusively on any such certificate and, where relevant, report and shall not be obliged to independently investigate or verify the contents thereof and shall not be liable to any Noteholder or any other person for not so doing; and

9.18	Obligations of Agents

use all reasonable endeavours to procure that the Agents observe and comply with their respective obligations under the Agency Agreement and notify the Trustee promptly in writing if it becomes aware of any breach of such obligations, or failure by an Agent to comply with such obligations, in relation to the Notes.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration

So long as any Note is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed, shall be payable in priority to payments to the Noteholders and shall be payable on such dates as may be agreed between the Issuer and the Trustee. However, if any payment to a Noteholder of the moneys due in respect of any Note is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Noteholder is duly made.

10.2	Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee is notified that such an event has occurred or is about to occur, the Issuer shall pay to the Trustee additional remuneration calculated at its normal hourly rates in force from time to time for such additional time as may be in the opinion of the Trustee required to be spent by the Trustee as a result thereof. In any other case, in the event of any proposed amendment, waiver or consent or if the Trustee finds it expedient in the interests of Noteholders or necessary, or is requested by the Issuer, to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Agency Agreement and/or the Notes, the Issuer will pay such additional remuneration as may be agreed between the Trustee and the Issuer or, failing agreement as to any of the matters in this sentence (or as to such sums referred to in Clause 10.1), as determined by an independent investment bank (acting as an expert) selected by the Trustee and approved by the Issuer or failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such independent investment bank being borne by the Issuer. The determination of such independent investment bank will, in the absence of fraud or manifest error, be conclusive and binding on the Issuer, the Trustee and the Noteholders.

10.3	Expenses

The Issuer will also pay or discharge on demand in writing all costs, charges and expenses properly incurred and all liabilities incurred by the Trustee in relation to the preparation and execution of this Trust Deed, the Agency Agreement and/or the Notes, and the carrying out of its functions and/or duties and/or the exercise of its rights, powers and discretions under this Trust Deed, the Agency Agreement and/or the Notes, including, but not limited to, expenses incurred in seeking and obtaining legal, financial or other advice or information and travelling expenses, any amounts incurred in relation to or as a result of the appointment or engagement of any Appointee and any capital, stamp, registration, documentary or other similar taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer for enforcing any obligation under this Trust Deed, the Agency Agreement or the Notes.

10.4	Payment of Expenses

All costs, charges and expenses properly incurred and payments thereof properly made and all liabilities incurred by the Trustee will be payable or reimbursable by the Issuer on demand by the Trustee and:

10.4.1

in the case of payments made by the Trustee prior to such demand will (if not paid on demand) carry interest from the date on which the demand is made at the rate of two per cent. per annum over the Trustee’s cost of funds (expressed as a percentage rate per annum) on the date on which the Trustee made such payments, as notified by the Trustee; and

10.4.2

in all other cases, will carry interest at such rate from five days after the date on which the demand is made or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.5	Indemnity

The Issuer hereby unconditionally and irrevocably covenants and undertakes, on demand, to indemnify and hold harmless the Trustee, its directors, officers, employees and Appointees (each in this Clause 10 an “indemnified party”) in full at all times on an after tax basis against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, fees, expenses disbursements, and other liabilities whatsoever (“Losses”), including without limitation the properly incurred costs and expenses of legal advisers and other experts, which may be suffered or brought against or may be incurred by such indemnified party as a result of or in connection with:

(i)

its appointment or involvement hereunder or the exercise of any of their rights, discretions and/or powers or performance of any of their duties hereunder or under the Agency Agreement and/or the Notes or the taking of any acts in accordance with the terms of or as contemplated in this Trust Deed, the Agency Agreement and/or the Notes or its usual practice; or

(ii)

any instruction, certificate, communication, document or other direction upon which the Trustee may rely under this Trust Deed, the Agency Agreement and/or the Notes as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arise directly from the fraud, wilful default or gross negligence of such indemnified party. For the avoidance of doubt, this indemnity shall not extend to any income tax payable by the Trustee or any other indemnified party in respect of any normal remuneration or additional remuneration paid to the Trustee pursuant to Clauses 10.1 or 10.2 but the foregoing is without prejudice to the obligations of the Issuer under Clause 10.6. Any indemnified party may enforce the provisions of this Clause 10.5 in accordance with the Contracts (Rights of Third Parties) Act 1999.

10.6	Taxes

The Issuer hereby further undertakes to the Trustee that all moneys payable by it to the Trustee or any other indemnified party under this Clause 10, Clause 4.1 and Clause 19 shall be made without set-off or counterclaim and free and clear of and without withholding for or deduction of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or in any jurisdiction or any political subdivision thereof or by an authority thereof or therein having power to tax, unless such withholding or deduction is required by Applicable Law. In the event that any such withholding or deduction in respect of any such payment is required by Applicable Law, the Issuer shall pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts received by the Trustee or any other indemnified party after such withholding or deduction shall equal the amounts which would have been receivable by it had no such withholding or deduction been required.

10.7	Interest

All remuneration payable to the Trustee that is not paid on the due date thereof shall carry interest from such due date at the rate of two per cent. per annum over its the Trustee’s cost of funds prevailing at the due date of such payment, as notified by the Trustee, until the date of payment of such remuneration in full.

10.8	Provisions Continuing

The provisions of Clauses 10.3 to 10.7 (both inclusive) shall continue in full force and effect even if the Trustee is no longer the Trustee and/or the Notes are no longer outstanding and/or this Trust Deed has been terminated.

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

11.1	Advice

The Trustee and each of its directors, officers, employees and Appointees may engage and consult with any legal adviser, expert or other professional adviser (including without limitation any lawyer, valuer, accountant, surveyor, banker, broker, rating agency, auctioneer, the Auditors, investment bank or financial adviser, financial institution or any other expert) selected by it and may act in reliance on the opinion or advice of, or any report, confirmation, certificate or information obtained from, any such adviser and the Trustee and each of its respective directors, officers, employees and Appointees will not be responsible or liable to Noteholders or any other person for any loss or liability occasioned by any action taken, or omitted to be done or suffered to be taken, in accordance with such opinion, advice, report, confirmation, certificate or information, whether such opinion, advice, report, confirmation, certificate or information is obtained by or addressed to the Issuer, the Trustee or any other person and whether or not such opinion, advice, report, confirmation, certificate or information, or any engagement letter or other related documents, contains any monetary or other limit on liability or limit on scope or basis in respect thereof. Any such opinion, advice, report, confirmation, certificate or information may be sent or obtained by letter, email, other electronic communication or fax, and none of the Trustee or any of its directors, officers, employees and Appointees will be liable to anyone for relying or acting on any opinion, advice, report, confirmation, certificate or information purporting to be conveyed by such means even if it contains some error or is not authentic and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

11.2	Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed, the Agency Agreement or any other document referred to herein or therein or do anything to find out if an Event of Default, a Potential Event of Default or a Relevant Event or other breach by the Issuer of this Trust Deed has occurred, and shall not be liable to the Noteholders or any other person for not doing so. Until it has express notice in writing to the contrary, the Trustee may assume that no Event of Default, Potential Event of Default or Relevant Event or other breach by the Issuer of this Trust Deed has occurred and the Agents are performing all their respective obligations under the Notes, this Trust Deed, the Agency Agreement and any other document referred to herein or therein. The Trustee shall not be responsible for the performance of any of the above persons or any of their respective agents or delegates under or in relation to the Notes, this Trust Deed, the Agency Agreement and any other document referred to herein or therein.

11.3	No Obligations to Monitor

The Trustee shall be under no obligation to monitor or supervise the functions or performance of any other person under the Notes, this Trust Deed, the Agency Agreement or any other agreement or document relating to the transactions herein or therein contemplated, and shall be entitled, in the absence of express notice in writing of a breach of obligation, to assume that each such person is properly and fully performing and complying with its obligations. The Trustee shall be under no obligation to monitor any financial performance of the Issuer or any Subsidiary of the Issuer and the Trustee shall not be responsible to the holders of the Notes for any loss arising from any failure to do so.

11.4	Resolutions of Noteholders

The Trustee will not be responsible or liable to any person for having acted on a resolution purporting:

(i)	to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed; or

(ii)	to be a Written Resolution made or Electronic Consent obtained in accordance with Schedule 3,

even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or the obtaining of such consent or that such resolution or such consent was not valid or binding on the Noteholders.

11.5	Illegality/Expenditure of Trustee Funds

Nothing in this Trust Deed, the Notes, the Agency Agreement or any other document referred to herein or therein shall require the Trustee to do anything, and the Trustee may refrain without liability from doing anything, in any state or jurisdiction, which in its opinion:

(i)

may be illegal or contrary to any Applicable Law (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), directive or fiscal requirement of any governmental agency or state or jurisdiction or any court order or arbitral award;

(ii)

it would not have power to do the relevant thing in that state or jurisdiction by virtue of any applicable law in that state or jurisdiction or if it is determined by any court or other competent Authority in that state or jurisdiction that it does not have such power;

(iii)	may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder; or

(iv)

may cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights, powers, authority or discretion hereunder or pursuant to the Conditions, this Trust Deed and/or the Agency Agreement if it believes that repayment of such funds or satisfactory indemnity against, and/or security and/or pre-funding for, such risk or the liability is not assured to it.

Furthermore, notwithstanding anything else contained in this Trust Deed, the Agency Agreement or the Conditions, the Trustee may:

(a)

refrain from doing anything which would or might in its opinion be contrary to the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system on which the Notes are listed or through which the Notes are held and/or cleared, or which would or might otherwise render it liable to any person in any state or jurisdiction; and

(b)

do anything which is, in its opinion, necessary to comply with any of the aforementioned Applicable Laws, directives, fiscal requirements, court orders, arbitral awards, rules, operating procedures or market practice.

11.6	Certificate Signed by Authorised Officers

If the Trustee, in the exercise or performance of its functions, duties, rights, powers and/or discretions under this Trust Deed, the Agency Agreement, the Notes or any other document to which the Trustee is a party in its capacity as such, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and may accept as sufficient evidence of that fact or of the expediency of that act a certificate or any written communication signed by an authorised officer as to that fact or to the effect that, in the opinion of the Issuer, that act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any Noteholder or any other person for any loss that may be occasioned by relying or acting on any such certificate.

11.7	Deposit of Documents

The Trustee may (at the expense of the Issuer) appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof, at the cost of the Issuer, and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with such deposit. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.8	Discretion

Notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement and/or the Conditions, the Trustee will have absolute and unfettered discretion as to the exercise or non-exercise of its functions, rights, powers and discretions under this Trust Deed, the

Agency Agreement, the Notes, the Conditions and any other transaction documents and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement and the Notes or by law, the Trustee shall have any discretion or permissive power, it may decline to exercise the same in the absence of approval by or directions or instructions from the Noteholders by way of an Extraordinary Resolution, and shall be entitled to refrain from acting if any approval, direction or instruction received from Noteholders is not clear, and shall not be liable for not acting in any such circumstances. The Trustee shall not be bound to exercise any discretion or power or act at the request or direction of the Noteholders unless first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which, in its opinion, it may render itself liable and all costs, charges, damages, expenses and liabilities it may incur by doing so. As between the Trustee and the Noteholders, the exercise of such discretion shall be conclusive and binding. The Trustee shall not be responsible or liable for any loss or liability incurred by any person as a result of any delay in it exercising any such discretion or power or in taking any action, making any decision, or giving any direction where the Trustee is seeking such directions or instructions or where directions or instructions sought are not provided by the holders of the Notes. The Trustee shall not be liable to the Issuer or any other person for any loss, costs, charges, liabilities and expenses incurred or suffered by the Issuer or any other person where it is acting on the instructions or at the direction of the Noteholders (whether given by Extraordinary Resolution or otherwise as contemplated or permitted by this Trust Deed and/or the Notes).

11.9	Agents

Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, without the permission of any other party, employ and pay an agent (at the expense of the Issuer) selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.10	Delegation

The Trustee may (at the expense of the Issuer), without the permission of any other party, in the execution and exercise of all or any of the trusts, rights, powers, authorities and discretions vested in it by this Trust Deed, the Agency Agreement and the Conditions, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, the Agency Agreement and/or the Notes and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders.

11.11	Nominees and Custodians

In relation to any asset held by it under this Trust Deed, the Trustee may (at the expense of the Issuer), without the permission of any other party, appoint any person to act as its nominee or custodian on any terms.

11.12	Forged Entry on the Registrar

The Trustee will not be liable to the Issuer, any Noteholder or any other person by reason of having accepted as valid or not having rejected any Certificate or entry in the Register purporting to be such and later found to be forged or not authentic, nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper party.

11.13	Confidentiality

Unless ordered to do so by a court of competent jurisdiction or any governmental authority or regulatory body in any jurisdiction or as required by applicable law or regulation, the Trustee shall not be required to disclose to any Noteholder or any other person any confidential financial or other information made available to the Trustee by the Issuer or any of its Subsidiaries and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information.

11.14	Determinations Conclusive

As between itself and the Noteholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed, the Agency Agreement and the Notes. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind all other parties and the Noteholders.

11.15	Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or in the Conditions or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee in its discretion but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Noteholders.

11.16	Events of Default etc.

The Trustee may, but is not obliged to, determine in its absolute discretion whether or not an Event of Default, a Potential Event of Default or a Relevant Event or any other proposed action or any circumstance is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination will be conclusive and binding on the Issuer and the Noteholders. The Trustee will not be responsible or liable to the Issuer or any Noteholder or any other person for any loss arising from a failure to make such a determination. Without prejudice to the foregoing, the Trustee is not obliged to make a determination under this Clause 11.16 unless first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may in its opinion render itself liable and all costs, charges, damages, expenses and liabilities which it may in its opinion incur by so doing.

11.17	Payment for and Delivery of Notes

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, any conversion of Notes or the delivery of Notes to the persons entitled to them.

11.18	Acceleration

The Trustee shall not be obliged to declare the Notes immediately due and payable under Condition 10 unless the Trustee is so requested in writing by Noteholders holding at least 25 per cent. of the aggregate principal amount of the Notes then outstanding or so directed by an Extraordinary Resolution and unless in any such case it has been indemnified and/or secured and/or pre-funded to its satisfaction in respect of all costs, claims, liabilities, actions, proceedings, demands, penalties, damages, fees, disbursements and expenses which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

11.19	Notes Held by the Issuer etc.

In the absence of express written notice to the contrary, the Trustee may assume without enquiry and liability (other than requesting a certificate under Clause 9.12) that no Notes are for the time being held by or on behalf of the Issuer or its Subsidiaries.

11.20	Responsibility for Agents etc.

Provided that the Trustee exercises due care in selecting any custodian, agent, delegate or nominee appointed under this Trust Deed (each an “Appointee”), it will not have any obligation to supervise or monitor the Appointee and shall not be responsible or liable for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s act, omission, misconduct or default or the act, omission, misconduct or default of any substitute appointed by the Appointee.

11.21	Interests of Holders through the Clearing Systems

In considering the interests of Noteholders while the Global Certificate is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may have regard to any certificate, report or any other information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Notes evidenced by the Global Certificate and may consider such interests as if such accountholders were the holders of the Notes represented by the Global Certificate. The Trustee may call for any certificate or other document to be issued by the relevant clearing system as to the principal amount of Notes evidenced by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. The Trustee shall not be liable to the Issuer, any Noteholder or any other person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by the relevant clearing system and subsequently found to be forged or not authentic or not to be correct.

11.22	No responsibility for Recitals etc.

The Trustee shall not be responsible for recitals, statements, warranties, representations, statements or covenants of any other party contained in this Trust Deed or any other transaction document relating to the Notes or other document entered into in connection therewith, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of the Notes or this Trust Deed. The Trustee shall be entitled to assume the accuracy and correctness thereof.

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of, or for any matter or thing done or omitted in any way in connection with or in relation to, this Trust Deed, the Agency Agreement or any other document relating hereto or thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Agency Agreement or any other document relating hereto or thereto. In addition the Trustee shall not be responsible to the Noteholders or any other person for the effect of the exercise or non-exercise of any of its rights, powers, duties and/or discretions hereunder except to the extent that a court of competent jurisdiction determines that the Trustee’s own gross negligence, wilful default or fraud was the primary and direct cause of any loss to the Noteholders or such other person.

Neither the Trustee nor any of the Agents shall be responsible for monitoring or in any way ascertaining the existence, coming into effect or change of the laws or regulations related to the obligations of the Issuer under this Trust Deed, the Agency Agreement and/or the Conditions or any governmental or regulatory consents, approval, authorisation, resolution, licence or exemption required by the Issuer in relation thereto, or to ascertain whether any certification, if applicable, shall have been done by the Issuer, any Noteholder or any other person and shall not be liable for any failure by the Issuer, any Noteholder or any other person to obtain or maintain any governmental or regulatory consent, approval, authorisation, resolution, licence or exemption and/or to provide any such certification.

11.23	No responsibility for the Issuer’s condition

Each Noteholder shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and its Subsidiaries, and the Trustee shall not at any time have any responsibility for the same and no Noteholder shall rely on the Trustee in respect thereof.

11.24	Enforcement

The Trustee may at its discretion take and/or institute any steps, actions and/or proceedings against the Issuer to enforce payment of the Notes after the Notes have become due and payable or to declare the Notes due and payable, provided that the Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the holders of at least 25 per cent. in principal amount of the Notes then outstanding or shall have been so directed by an Extraordinary Resolution and, in any such case, it shall first have been indemnified and/or secured and/or pre-funded to its satisfaction. The Trustee shall incur no liability to the Noteholders or any other person for taking or refraining from taking such steps, actions and/or proceedings. No Noteholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

11.25	Consent

Any consent to be given, or any right, discretion or power to be exercised, by the Trustee for the purposes of this Trust Deed, the Agency Agreement or the Notes may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement or the Notes may be given or exercised retrospectively.

11.26	Professional Charges

Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed, the Agency Agreement and the Notes and any charges in addition to properly incurred disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement and/or the Notes including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

11.27	Special Damages and Consequential Loss

Notwithstanding any other term or provision of this Trust Deed, the Agency Agreement or the Conditions or any other transaction document contemplated by or in any of the foregoing documents to the contrary, none of the Trustee, its directors, officers, employees and Appointees shall in any event be liable under any circumstances for special, punitive, indirect or consequential loss or damages of any kind whatsoever, or for any loss of business, goodwill, reputation, opportunity or profits or anticipated saving, in each case howsoever caused and whether arising directly or indirectly and whether or not foreseeable, even if the Trustee is actually aware of or has been advised of the likelihood of such special or punitive damages, indirect or consequential loss or damages and regardless of whether the claim for such loss or damages is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause 11.27 shall survive the termination of this Trust Deed and/or the Notes no longer being outstanding and/or the resignation or removal of the Trustee.

11.28	Interests of Noteholders

In connection with the exercise of its rights, powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed, the Agency Agreement or the Notes), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interest arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and no Noteholder shall be entitled to claim from the Issuer or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

11.29	Force Majeure

Notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement, the Notes or in any other transaction document, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations or the exercise of its rights, powers and discretions hereunder or thereunder if it is prevented from so performing its obligations or exercising its rights, powers and/or discretions by any circumstances beyond the control of the Trustee, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, without limitation, any existing or future law, order, judgment or regulation, any existing or future act of a supranational or regulatory body, judicial authority or self-regulatory organisation or governmental authority, regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations, market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunication, computer services or systems, nationalisation, expropriation, other governmental action, natural disasters, pandemics, epidemics, Acts of God, flood, fire, war whether declared or undeclared, terrorism, insurrection, revolution, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, interruption of communications or computer facilities, computer failure or failure of any SWIFT or money transmission system or any other reason which is beyond the control of the Trustee. The provisions of this Clause 11.29 shall survive the termination of this Trust Deed and/or the Notes no longer being outstanding and/or the resignation or removal of the Trustee.

11.30	Insurance

The Trustee shall not be under any obligation to insure any document or any certificate, note, bond or other evidence in respect thereof, or to require any other person to maintain any such insurance.

11.31	Determination of a Court of Competent Jurisdiction

Subject to Sections 750 and 751 of the Companies Act 2006 and notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement, the Conditions and any other transaction documents relating thereto, the Trustee shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Trustee’s own fraud, gross negligence or wilful default was the direct cause of any loss to the Noteholders or the Issuer. Liabilities arising under this Clause 11.31 shall be limited to the amount of the Issuer’s actual loss. Such actual loss shall be determined (i) as at the date of the action or inaction on the part of the Trustee amounting to such gross negligence, wilful default or fraud or, if later, the date on which the loss arises as a result of such gross negligence, wilful default or fraud and (ii) without reference to any special conditions or circumstances known to the Trustee at the time of entering into this Trust Deed, or at the time of accepting any relevant instructions, which increase the amount of the loss.

11.32	Information Sharing

The Trustee will treat information about the Issuer and the services to be provided under the terms of this Trust Deed (“Confidential Information”) as secret and confidential and will not, without the Issuer’s prior written consent or authority, disclose to any third party the Confidential Information except in the following circumstances (in which case the Confidential Information may be disclosed to third parties, including affiliates of the Trustee):

(i)	by the Trustee, where necessary to perform the Trustee’s obligations under this Trust Deed, the Agency Agreement and/or the Notes; or

(ii)

where the disclosing party is under a legal or regulatory obligation to disclose, where the Applicable Law permits it to do so or where the disclosing party has been requested to do so by any legal, regulatory, governmental or fiscal body in any jurisdiction.

The Trustee may collect, use and disclose personal data about the Issuer (if it is an individual) or individuals associated with the Issuer (whether or not it is an individual), so that the Trustee can carry out its obligations to the Issuer and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance, and the marketing by the Trustee or members of the HSBC Group of other services. The Trustee may also transfer the personal data to any country (including countries outside where the Trustee provides the services to be provided under the terms of this Trust Deed, the Agency Agreement and/or the Notes where there may be less stringent data protection laws) to process information on the Trustee’s behalf. Wherever it is processed by the Trustee or its agents or delegates within the HSBC Group, the personal data will be protected with security measures and a degree of care to which all members of the HSBC Group and their staff are subject and will only be used in accordance with the Trustee’s instructions.

11.33	Error of Judgment

The Trustee shall not be liable for any error of judgment made by any officer, director, agent or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

11.34	Right to Deduct or Withhold

Notwithstanding anything contained in this Trust Deed, the Agency Agreement and/or the Notes, to the extent required by any Applicable Law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made or to be made by it hereunder or in relation to the notes or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed, and shall account to the relevant Authority for the amount so withheld or deducted, or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld or retained, in which case, the Issuer shall so account to the relevant Authority for such amount. If Taxes are paid by the Trustee, the Issuer agrees that it shall promptly reimburse the Trustee for such payment to the extent not covered by deduction or withholding from any payment or debited from any balance held for it. The Issuer shall remain liable for any deficiency and agrees that it shall pay any such deficiency promptly upon notice from the Trustee or any Authority. In any event, the Trustee shall not be obliged to gross up any such distribution or to pay any additional amounts to the intended recipient of the distribution or payment as a result of making such deduction or withholding and shall not be liable to the Issuer, the Noteholders or any other person for any of the aforesaid. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 11.34.

11.35	Undertaking Regarding Information Reporting and Collection Obligations

Without prejudice to the other provisions of this Trust Deed, the Issuer shall, within ten business days of a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to it, its operations, or the Notes as the Trustee reasonably requests for the purposes of the compliance by the Trustee with Applicable Law and shall notify the Trustee promptly in the event that it becomes aware that any of the forms, documentation or other information provided by it is (or becomes) inaccurate in any material respect; provided, however, that the Issuer shall not be required to provide any forms, documentation or other information pursuant to this Clause 11.35 to the extent that:

(i)

any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer using reasonable efforts; or

(ii)	doing so would or might in the reasonable opinion of the Issuer constitute a breach of any:

(a)	Applicable Law;

(b)	fiduciary duty; or

(c)	duty of confidentiality.

11.36	Notice of Possible Withholding

The Issuer shall notify the Trustee in writing in the event that it determines that any payment to be made by the Trustee under the Notes is a payment which could be subject to any deduction or withholding for or on account of any Taxes including, without limitation, under FATCA, if such payment were made to a recipient that is generally unable to receive payments free from any deduction or withholding for or on account of any Taxes including, without limitation, under FATCA, and the extent to which the relevant payment is so treated, provided, however, that the obligations of the Issuer under this Clause 11.36 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both.

11.37	Tax Indemnity

Notwithstanding any other provision of this Trust Deed, the Issuer shall indemnify the Trustee on demand against any liability or loss howsoever incurred in connection with the Issuer’s obligation to withhold or deduct an amount for or on account of Tax including, without limitation, FATCA Withholding.

11.38	Legal Opinions

The Trustee shall not be responsible to any person for:

(i)	failing to request, require or receive any legal opinion relating to the Notes, this Trust Deed and/or the Agency Agreement; or

(ii)	checking or commenting upon the content of any such legal opinion; or

(iii)	the content of any such legal opinion,

and the Trustee shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience incurred and resulting thereby.

11.39	Consolidation, amalgamation etc.

The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Noteholder.

11.40	Waiver of Conflicts

The Issuer hereby irrevocably waives, in favour of the Trustee, any conflict of interest which may arise by virtue of the Trustee or any affiliate of the Trustee acting in various capacities under the Agency Agreement, this Trust Deed and any other documents relating to the Notes or for other customers of the Trustee or any affiliate of the Trustee. The Issuer hereby acknowledges that the Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to, other parties with interests which an issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer) that the Trustee Parties may not be entitled to share with the Issuer.

11.41	Anti-Money Laundering and Terrorism

In connection with HSBC Group’s commitment to comply with all applicable sanctions regimes, the Trustee and any affiliate or subsidiary of HSBC Holdings plc may take any action in its sole and absolute discretion that it considers appropriate to comply with any law, regulation, request of a public or regulatory authority, any agreement between any member of the HSBC Group and any government authority or any HSBC Group policy that relates to the prevention of fraud, money laundering, terrorism, tax evasion, evasion of economic or trade sanctions or other criminal activities (collectively the “Relevant Requirements”). Such action may include, but is not limited to, (i) screening, intercepting and investigating any transaction, instruction or communication, including the source of, or intended recipient of, funds; (ii) delaying or preventing the processing of instructions or transactions or the Trustee’s performance of its obligations under this Trust Deed and the Agency Agreement; (iii) the blocking of any payment; or (iv) requiring the Issuer to enter into a financial crime compliance representations letter from time to time in a form and substance acceptable to the HSBC Group.

To the extent permissible by law, neither the Trustee nor any member of the HSBC Group will be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of, or caused in whole or in part by, any actions that are taken by the Trustee or any other member of the HSBC Group to comply with any Relevant Requirement.

“HSBC Group” means HSBC Holdings plc together with its subsidiary undertakings from time to time.

11.42	Not Responsible for Listing

Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent Authority).

11.43	No Implied Duties

The Trustee shall be obliged to perform such duties, and only such duties, as are herein or in this Trust Deed, the Agency Agreement or the Conditions, as applicable, specifically set forth, and no implied duties or obligations shall be read into such documents against the Trustee.

11.44	Rights, Powers, Discretions and Functions Additional

The rights, powers, discretions and functions conferred on the Trustee by this Trust Deed, the Agency Agreement and/or the Conditions shall be in addition to any rights, powers, discretions and functions the Trustee may otherwise have under general law or as holder of any of the Notes.

11.45	Determinations relating to Indemnification

The Trustee shall, when determining whether an indemnity or any security or pre-funding is satisfactory to it, be entitled to:

(i)	evaluate its risk in any given circumstance by considering the worst-case scenario; and

(ii)

require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

11.46	Regulatory position

Notwithstanding anything in this Trust Deed, the Agency Agreement and/or the Notes or any other transaction document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of Part 1 of Schedule 5 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”), unless it is authorised under the SFO to do so. The Trustee shall have the discretion at any time:

(i)	to delegate any of the functions which fall to be performed by an authorised person under the SFO to any other agent or person which also has the necessary authorisations and licences; and

(ii)	to apply for authorisation under the SFO and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

11.47	Further Rights

The Trustee shall be entitled to:

(i)

enter into business transactions with the Issuer and/or any entity related to the Issuer and to act as trustee, agent, depositary and/or custodian for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and any entity relating to the Issuer;

(ii)

exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders; and

(iii)	to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

11.48	Notice in Writing

Notwithstanding anything to the contrary contained in this Trust Deed, the Agency Agreement and the Conditions, notices, requests, instructions, and other communications to the Trustee shall not be valid unless such notice is delivered to the Trustee in writing.

12	Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee provided that nothing in this Trust Deed shall relieve or indemnify the Trustee from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default or fraud which it may be guilty of in relation to its duties under this Trust Deed, taking into account the provisions of this Trust Deed, the Agency Agreement and the Notes.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13	Proof of Default

Proof that the Issuer has failed to pay a sum due to the holder of any one Note will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes which are then payable.

14	Trustee not precluded from entering into Contracts

None of the Trustee or any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, or any other person will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Notes or any Ordinary Shares or securities of the Issuer or any of its Subsidiaries, holding companies or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or any of its Subsidiaries, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or any of its Subsidiaries, holding or associated companies and will not be liable to account for any profit resulting therefrom.

15	Modification and Waiver

The Trustee may (but shall not be obliged to) agree, without the consent of the Noteholders, to:

(i)

any modification to this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes or the Conditions which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or is made to comply with mandatory provisions of law; and

(ii)

any other modification (except as mentioned in this Trust Deed) to, or the waiver or authorisation of any breach or proposed breach of, or any Event of Default or Potential Event of Default under, this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes or the Conditions which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders.

Any such modification, waiver or authorisation will be binding on the Noteholders and, unless the Trustee agrees otherwise, any such modification, waiver or authorisation will be notified by the Issuer to the Noteholders in accordance with Condition 17 and to the Agents as soon as practicable thereafter. Each of the Agents and the Trustee shall not be bound by any changes to this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement or the Notes which affect their respective duties, obligations, rights or liabilities, unless such changes have been agreed to by the Agents or the Trustee (as the case may be).

16	Substitution

16.1	Conditions for substitution

The Trustee may (but shall not be obliged to), without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this Clause 16) as the principal debtor under the Notes and this Trust Deed of any Subsidiary of the Issuer (the “Substituted Obligor”), provided that the Notes continuing to be convertible or exchangeable into Ordinary Shares as provided in the Conditions mutatis mutandis as provided in the Conditions, with such amendments as the Trustee shall consider appropriate, provided that in any such case:

16.1.1	the Trustee is satisfied in its discretion that the interests of the Noteholders will not be materially prejudiced by the substitution;

16.1.2	the Notes are unconditionally and irrevocably guaranteed by the Issuer;

16.1.3

a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee in its discretion, agreeing to be bound by this Trust Deed, the Agency Agreement and the Notes (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Notes as the principal debtor in place of the Issuer;

16.1.4

if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee in its absolute discretion otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in its discretion in terms corresponding to Condition 9 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon this Trust Deed and the Notes will be read accordingly;

16.1.5

if any director, the company secretary or the chief financial officer (or any person acting in any of those capacities) of the Substituted Obligor certifies that the Substituted Obligor will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

16.1.6

the SGX-ST (or, if applicable such other stock exchange or competent listing authority on which the Notes may be listed and/or admitted to trading pursuant to Clause 9.10) shall have confirmed to the Issuer that, after giving effect to such substitution, the Notes shall continue to be listed and traded on the SGX-ST (or, if applicable such other stock exchange or competent listing authority on which the Notes may be listed and/or admitted to trading pursuant to Clause 9.10); and

16.1.7	the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may in its discretion direct in the interests of the Noteholders.

The Trustee may in the event of such substitution in its discretion agree without the consent of the Noteholders to a change of law governing this Trust Deed and/or the Notes provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.

16.2	Release of Issuer and Substitute Obligor

Any such agreement by the Trustee pursuant to this Clause 16 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Notes as Issuer but will be without prejudice to its obligations as guarantor of the Substituted Obligor.

16.3	Completion of Substitution

Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed, the Agency Agreement and the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 16) and this Trust Deed, the Agency Agreement and the Notes will be deemed to be modified in such manner as shall be necessary to give effect to the substitution. Any such substitution shall be binding on the Noteholders and shall be notified promptly to the Noteholders in accordance with Condition 17 and to the Trustee.

16.4	Further Assurances of Issuer

The Issuer hereby agrees that it will as soon as practicable give, execute and deliver all such documents and do or cause to be done all such acts as may be necessary or desirable to effect any substitution contemplated by this Clause 16.

17	Appointment, Retirement and Removal of the Trustee

17.1	Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution of Noteholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Noteholders as soon as practicable in accordance with Condition 17.

17.2	Retirement and Removal

Any Trustee may retire at any time on giving not less than 45 calendar days’ prior notice in writing to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement or the appointment of a new trustee and the Noteholders may by Extraordinary Resolution remove any Trustee, provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause 17.2, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer has failed to do so within 30 calendar days of such notice being given or of the date of such Extraordinary Resolution, the Trustee may, at the cost of the Issuer, exercise the power of appointing a successor trustee.

17.3	Co-Trustees

The Trustee may, despite Clause 17.1, by notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

17.3.1	if the Trustee considers such appointment to be in the interests of the Noteholders;

17.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

17.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and such person remove any person so appointed. At the request of the Trustee, the Issuer will as soon as practicable do all things at the costs of the Issuer as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. The Trustee shall not be responsible for monitoring or supervising any such co-trustee and shall not be liable for the acts and/or omission of any such co-trustee. The obligations of each co-trustee shall be several and not joint.

17.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

17.5	Successor

Any corporation into which the Trustee may be merged or converted, any corporation with which it may be consolidated or amalgamated or any corporation resulting from any merger, amalgamation, conversion or consolidation to which the Trustee shall be a party, any corporation to which the Trustee shall sell or otherwise transfer all or substantially all of its assets or any corporation to which the Trustee shall sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable laws, be the successor to the Trustee under this Trust Deed without the execution or delivery of any papers or any further act on the part of the parties hereto whereupon the Issuer and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into a deed in the form mutatis mutandis of this Trust Deed. Notice of any such merger, amalgamation, conversion, consolidation, sale or transfer shall be given by the Trustee to the Issuer as soon as practicable.

18	Communications

Any communication shall be by letter sent by registered post, courier, fax or email:

(i)	in the case of the Issuer, to it at:

Afterpay Limited

Level 23, 2 Freshwater Place

Melbourne Victoria 3006

Attention: Head of Legal / Group Treasurer

Email: legal@afterpay.com.au / tim.mann@afterpay.com

(ii)	and in the case of the Trustee, to it at:

The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central Hong Kong

Fax no.: +852 3478 9198

Email: hkcmcorporatetrust@hsbc.com.hk

Attention: Issuer Services – Afterpay Limited

or at such other address or facsimile number or email address, or such other person or department (if any) for whose attention communications are to be marked, as shall have been notified (in accordance with this Clause 18) to the other parties hereto.

If there is no facsimile number specified above for a party (and such party has not notified the other parties of any facsimile number to be used for communications to that party) then communications to or from that party for the purposes of this Trust Deed shall be sent by registered post, courier or email (and, for the avoidance of doubt, where this Trust Deed specifies a particular communication is to be sent by “facsimile transmission or email”, then such communication shall be sent to or from that party by email).

Communications will take effect, in the case of a letter sent by registered post, on the seventh Business Day after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if a report showing an error is not received; or in the case of an email, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 5.00 p.m. in the place of receipt shall be deemed to be received on the next Business Day in the place of receipt. Any communication delivered to any party under this Trust Deed which is sent by fax or email will be written legal evidence.

For the purposes of this Trust Deed, the Agency Agreement and the Notes, the Trustee will only be considered to have notice of anything if the relevant communication is addressed to the Trustee at the address, facsimile number or email address and marked to the attention of the person or department specified above or in any notice updating such details.

The Trustee may conclusively rely on and shall be fully authorised and protected in and shall have no liability for acting or omitting to act upon or in reliance on written or facsimile or email communications, notices or certificates from and/or instructions or directions of the Issuer or any Agent with respect to any matter covered in this Trust Deed and/or the Notes and/or the Agency Agreement or on any certificate, instructions, opinion, notice, letter, facsimile, e-mail, or other document or instrument (including without limitation, a message received from, through or on behalf of Euroclear or Clearstream, Luxembourg or any other alternative clearing system), original or copy, delivered or faxed or sent electronically to it and believed by it to be genuine and to have been sent by the proper person or persons, and shall not have any responsibility or duty or obligation to verify or confirm that the person giving the same is duly authorised to give instructions, directions, notices, certificates or other communications on behalf of the Issuer and shall not be liable for any losses, liability, costs or expenses incurred or sustained by the Issuer or any other person as a result of such reliance upon or compliance with such instructions, directions, notices, certificates or other communications.

All communications, documents, notices, certificates etc. provided under this Trust Deed or in relation to the Notes will be in English or accompanied by a translation into English thereof certified as a true and accurate translation by a professionally qualified translator or by some other person competent to do so. The Trustee may rely conclusively on any such translation and shall be entitled to assume that it is a complete and accurate translation of the original, and the Trustee shall not be responsible or liable to the Issuer any Noteholder, the Agents or any other person for so doing.

The Internet cannot guarantee the integrity and safety of transferred data nor the delay in which they will be processed. The Trustee shall therefore not be liable for any operational incident and its consequences arising from the use of the Internet.

19	Currency Indemnity

19.1	Currency of Account and Payment

Australian dollars (or, in the case of any payments pursuant to Clause 10 to the Trustee or any other indemnified party (as defined in Clause 10.5) for its own account, U.S. dollars) (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Notes, including damages.

19.2	Extent of discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

19.3	Indemnity

If an amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Issuer will indemnify it on demand against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient on demand against the cost of making any such purchase.

19.4	Indemnity separate

The indemnities in this Clause 19 and in Clauses 4.1 and 10.5 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Agency Agreement and/or the Notes or any other judgment or order.

20	Prescription

Claims in respect of principal, default interest and other sums payable in respect of the Notes will become prescribed unless made within ten years (in the case of principal) and five years (in the case of default interest and other sums) from the date upon which such payments become due. None of the Trustee or any Agent shall have any responsibility, obligation or liability with respect to any Noteholder for any amounts so prescribed.

21	Governing Law and Jurisdiction

21.1	Governing Law

This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

21.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed and the Notes and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Notes (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

21.3	Service of Process

The Issuer has irrevocably appointed Cogency Global (UK) Limited at its registered office for the time being, currently at 6 Lloyds Avenue, Unit 4CL London, EC3N 3AX, to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Issuer irrevocably agrees forthwith to appoint a substitute process agent and shall notify the Trustee of such appointment in writing as soon as practicable and in any event within 30 days after such process agent so ceasing to be able to act or to have an address in England.

Nothing shall affect the right to serve process in any other manner permitted by law. The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power.

21.4	Waiver of Immunity

The Issuer hereby waives any right to claim sovereign or other immunity from jurisdiction or execution and any similar defence, and irrevocably consents to the giving of any relief or the issue of any process, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

22	Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

23	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent that this Trust Deed expressly provides for such Act to apply to any of its terms. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed and delivered on the date stated at the beginning.

Schedule 1

Form of Definitive Certificate

On the front:

COMMON CODE:	230860238

ISIN:	XS2308602387

THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

AFTERPAY LIMITED

A$1,500,000,000 Zero Coupon Convertible Notes due 2026

convertible into ordinary shares of Afterpay Limited (ISIN: AU000000APT1)

The Notes represented by this Certificate form part of a series designated as specified in the title (the “Notes”) of Afterpay Limited (the “Issuer”). The Notes are constituted by a trust deed dated 12 March 2021 (the “Trust Deed”) between the Issuer and The Hongkong and Shanghai Banking Corporation Limited as Trustee (the “Trustee”). The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [name] of [address] is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount A$[amount] ([amount] Australian dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Certificate is issued such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions.

The Notes represented by this Certificate are convertible into Ordinary Shares (as defined in the Trust Deed) subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Note or Notes in respect of which this Certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This definitive registered Note is evidence of entitlement only. Title to the Notes passes only on due registration on the register of Noteholders and only the duly registered holder is entitled to payments in respect of this definitive registered Note.

This definitive registered Note shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated:

Afterpay Limited

By:

Certificate of Authentication

Certified by or on behalf of the Registrar that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

(as Registrar) (without warranty, recourse or liability)

By
Authorised Signatory
Dated:
For the purposes of authentication only.

On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 4 to the Trust Deed will be set out here.]

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

A$                 principal amount of the Note(s) represented by this Certificate, and all rights under them.

Dated:	Certifying Signature

Name:

Notes:

(i)	The signature on this transfer must correspond with the name as it appears on the face of this Note.

(ii)	A representative of the registered Noteholder should state the capacity in which he signs, e.g., executor.

(iii)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Noteholder or be certified by a recognised bank, notary public or in such other manner as the Transfer Agent or the Registrar may require.

(iv)	This form of transfer should be dated as of the date it is deposited for transfer in accordance under the Conditions.

THE PRINCIPAL PAYING AND CONVERSION AGENT, REGISTRAR AND TRANSFER AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 24

HSBC Main Building

1 Queen’s Road Central

Hong Kong

Schedule 2

Form of Global Certificate

THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

COMMON CODE:	230860238

ISIN:	XS2308602387

Afterpay Limited

A$1,500,000,000 Zero Coupon Convertible Notes due 2026

convertible into ordinary shares of Afterpay Limited (ISIN: AU000000APT1)

The Notes in respect of which this Global Certificate is issued form part of the series designated as specified in the title (the “Notes”) of Afterpay Limited (the “Issuer”).

The Issuer hereby certifies that HSBC Nominees (Hong Kong) Limited as nominee of the common depositary for Euroclear and Clearstream, Luxembourg is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of

A$1,500,000,000

(one billion and five hundred million Australian dollars)

or such other amount as is shown on the register of Noteholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Global Certificate is issued, such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions referred to below.

The Notes are constituted by a Trust Deed dated 12 March 2021 (the “Trust Deed”) between the Issuer and The Hongkong and Shanghai Banking Corporation Limited (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Certificate is evidence of entitlement only.

Title to the Notes passes only on due registration of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Global Certificate is issued.

The statements set out in the legend above are an integral part of the Note or Notes in respect of which this Global Certificate is issued and by acceptance hereof each holder or beneficial owner of the Notes evidenced by this Global Certificate or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

Exchange for Definitive Certificates

This Global Certificate will be exchangeable in whole but not in part (free of charge to the holder of the Global Certificate and the Noteholders) for Definitive Certificates following the occurrence of an Exchange Event. An Exchange Event shall have occurred if Euroclear or Clearstream, Luxembourg (or any alternative successor clearing system on behalf of which this Global Certificate may be held) is closed for business for a continuous period of 14 days or more (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. In the circumstances set out above, any individual Certificates issued in exchange for beneficial interests in this Global Certificate will, by not later than the Global Exchange Date, be issued to and, subject to the provision of the instruction referred to below, delivered to such persons and registered in such name or names, as the case may be, as the holder of this Global Certificate shall instruct the Registrar.

In such circumstances, the Issuer will cause sufficient individual Definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Noteholders. A person with an interest in the Notes in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Certificates.

The provisions of Condition 4 of the Conditions will otherwise apply, except that new certificates to be issued upon transfer of Notes will, within 21 days of receipt by the Registrar or another Agent of the form of transfer attached to this Global Certificate, be mailed by uninsured mail at the risk of the holders entitled to the relevant Notes to the addresses specified in the form of transfer.

“Global Exchange Date” means a day falling not later than 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located.

The Conditions are modified as follows in so far as they apply to the Notes in respect of which this Global Certificate is issued.

Notices

So long as Notes are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to the holders of such Notes represented by this Global Certificate may be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled holders of a particular principal amount of such Notes (each an “Accountholder”), in substitution for notification, as required by the Conditions and such notice will be deemed to have been given on the day after delivery thereof.

Meetings

The holder hereof shall be treated as being two persons for the purposes of any quorum requirements of, or the right to demand a poll at, a meeting of Noteholders and, at any such meeting, as having one vote in respect of each A$100,000 in principal amount of Notes (but not part thereof only) represented by this Global Certificate. The Trustee may allow to attend and speak (but not to vote) at any meeting of Noteholders any Accountholder (or the representative of any such person) of a clearing system with an interest in the Notes represented by this Global Certificate on confirmation of entitlement and proof of his identity.

Purchase and Cancellation

Cancellation of any Note required by the Conditions following its redemption, purchase and cancellation or the exercise of Conversion Rights will be effected by reduction in the principal amount of the Notes in the Register and endorsement by or on behalf of the Registrar or the Transfer Agent on this Global Certificate of the reduction in the principal amount of this Global Certificate. Such endorsement shall be conclusive evidence of such cancellation.

Trustee’s Powers

In considering the interests of Noteholders while this Global Certificate is held on behalf of Euroclear and Clearstream, Luxembourg (or any Alternative Clearing System) the Trustee may, to the extent it considers it appropriate to do so, but shall not be obliged to, have regard to any information provided to it by such clearing system or its operator or a participant in such system as to the identity (either individually or by category) of its Accountholders with entitlements to this Global Certificate (or an interest in respect thereof) and may consider such interests as if such Accountholders were the holder of this Global Certificate.

Conversion Rights

Subject to the requirements of Euroclear and Clearstream, Luxembourg (or any Alternative Clearing System), the Conversion Rights attaching to Notes represented by this Global Certificate may only be exercised by the presentation of one or more Conversion Notices duly completed by or on behalf of the Accountholders with Euroclear and/or Clearstream, Luxembourg to whose accounts with those clearing systems such Notes are credited together with this Global Certificate to any Conversion Agent for annotation and the principal amount of the Notes will be reduced in the Register accordingly. A Conversion Notice may not specify Euroclear or Clearstream, Luxembourg, or the common depository who holds the Notes on their behalf, as the person to whom Ordinary Shares are to be issued, pursuant to such Conversion Notice. The provisions of Condition 6 of the Conditions will otherwise apply.

Redemption at the option of the Issuer

The option of the Issuer provided for in Condition 7(b) of the Conditions shall be exercised by the Issuer giving notice to the Trustee and the Principal Paying and Conversion Agent in writing and the Noteholders within the time limits set out in, and containing the information required by, Condition 7(b) of the Conditions.

Redemption for Taxation Reasons

The option of the Issuer provided for in Condition 7(c) of the Conditions may be exercised by the Issuer giving notice to the Trustee, the Principal Paying and Conversion Agent and the Noteholders within the time limits set out in Condition 7(c) of the Conditions.

Noteholder Tax Election Option

The option of the Noteholders to elect for their Notes not to be redeemed for taxation reasons (and instead for tax to be deducted from their payments) provided for in Condition 7(c) of the Conditions may be exercised by Noteholders giving notice to the Principal Paying and Conversion Agent or any other Paying Agent or Conversion Agent within the time limits relating to the redemption of Notes in Condition 7(c) of the Conditions. Such notice of election shall be obtainable from the specified office of the Principal Paying and Conversion Agent or any other Paying Agent or Conversion Agent and shall state the number of Notes in respect of which the option is exercised.

Redemption for a Relevant Event

The option of the Noteholders provided for in Condition 7(e) of the Conditions may be exercised by the Noteholders by giving a written notice of exercise to any Paying Agent within the time limits relating to the redemption of Notes in Condition 7(e) of the Conditions.

Endorsement of Redemption, Conversion, Purchase and Cancellation

Cancellation or reduction in the principal amount of any Note following its redemption, conversion or purchase will be effected by reduction in the principal amount of the Notes in the Register. The holder of the Global Certificate shall present it for endorsement of such cancellation or reduction and such endorsement shall be conclusive evidence thereof.

Payments

Payments of principal, default interest and premium (if any) in respect of Notes represented by this Global Certificate will be made against presentation and endorsement and, if no further payment falls to be made in respect of the Notes, surrender of this Global Certificate to, or to the order of, the Registrar or the Principal Paying and Conversion Agent or such other Paying Agent as shall have been notified to the holder of this Global Certificate for such purpose. A record of each payment will be endorsed on the appropriate schedule to this Global Certificate. Such endorsement will be conclusive evidence that such payment has been made in respect of the Notes.

Each payment will be made to, or to the order of, the person whose name is entered in the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

Accountholders

For so long as any of the Notes are represented by this Global Certificate and such Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear and Clearstream, Luxembourg as an Accountholder (in which regard any certificate or other document issued by Euroclear and Clearstream as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or in the right to demand a poll at, meetings of the Noteholders) other than with respect to payment of principal and other amounts due on such Notes and (without prejudice to the provisions hereof or the Conditions relating to the manner of exercise of the Conversion Right or performance by the Issuer of its obligations with respect to the conversion) in respect of all rights relating to conversion of the Notes, the rights to which shall be vested, as against the Issuer and the Trustee, solely in the holder of this Global Certificate in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the holder of this Global Certificate.

Transfers

Transfers of interests in the Notes will be effected through the records of Euroclear and Clearstream, Luxembourg (or any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg (or any Alternative Clearing System) and their respective direct and indirect participants.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

In Witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated 12 March 2021

Afterpay Limited

By:

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the Register as holder of the above-mentioned principal amount of Notes.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

(as Registrar) (without warranty, recourse or liability)

By
Authorised Signatory
Dated:
For the purposes of authentication only.

SCHEDULE A

SCHEDULE SHOWING CHANGES IN THE PRINCIPAL AMOUNT OF

THE NOTES REPRESENTED BY THIS GLOBAL CERTIFICATE

The following shows the changes in the principal amount of the Notes represented by this Global Certificate that have been made as a result of (i) exercise of Conversion Rights, or (ii) redemption or purchase and cancellation of Notes or (iii) issue of Definitive Certificates in respect of the Notes:

Date of Conversion / Transfer / Redemption / Purchase and cancellation / Issue (stating which)	Amount of change in principal amount of Notes represented by this Global Certificate	Principal amount of Notes represented by this Global Certificate following such change	Notation made by or on behalf of the Principal Paying and Conversion Agent

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

A$1,500,000,000 principal amount of the Note(s) represented by this Global Certificate represents, and all rights in respect thereof.

Dated:	Certifying Signature

Name:

Notes:

(i)	The signature on this transfer must correspond with the name as it appears on the face of this Note.

(ii)	A representative of the registered Noteholder should state the capacity in which he signs, e.g., executor.

(iii)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Noteholder or be certified by a recognised bank, notary public or in such other manner as the Transfer Agent or the Registrar may require.

(iv)	This form of transfer should be dated as of the date it is deposited for transfer in accordance under the Conditions.

THE PRINCIPAL PAYING AND CONVERSION AGENT, REGISTRAR AND TRANSFER AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 24

HSBC Main Building

1 Queen’s Road Central

Hong Kong

Schedule 3

Provisions for meetings of Noteholders

1

(i) A holder of a Note may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Paying Agent or Transfer Agent not later than 48 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders.

(ii) A holder of a Note which is a corporation may by delivering to any Paying Agent or Transfer Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Noteholders.

As used in this Schedule 3, “48 hours” shall mean a period of 48 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held in each of the places where the Paying Agents and the Transfer Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 48 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid.

2

The Issuer or the Trustee may at any time convene a meeting. If the Trustee receives a written request by Noteholders holding at least ten per cent. in aggregate principal amount of the Notes for the time being outstanding and is indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses, the Trustee shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee. A meeting that has been validly convened in accordance with this paragraph 2, may be cancelled by the person who convened such meeting by giving at least seven days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Noteholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 2 shall be deemed not to have been convened.

3

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed.

4

A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was the chairman of the original meeting.

5

At any such meeting any one or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than ten per cent. in aggregate principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Notes or being proxies or representatives and holding or representing more than 50 per cent. in aggregate principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 the quorum shall be one or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent. in aggregate principal amount of the Notes for the time being outstanding.

6

If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting two or more persons present in person holding Notes or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 50 per cent. in aggregate principal amount of the Notes for the time being outstanding.

7

The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8

At least ten days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

9

Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a proxy or representative.

10

At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Notes or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11

If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13

The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or is a proxy or a representative.

14

At any meeting on a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each A$200,000 in principal amount of Notes held or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15	A proxy need not be a Noteholder.

16

A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1

to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

16.2

to sanction any scheme or proposal for the conversion, exchange, substitution or sale of the Notes for, or the conversion or exchange of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other entity (including, without limitation, any trust) formed or to be formed, or partly for or into or in consideration of such shares, stock, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

16.3	to assent to any modification of this Trust Deed or the Conditions that relates to the rights appertaining to the Notes which shall be proposed by the Issuer or the Trustee;

16.4

to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

16.5

to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

16.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

16.7	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

16.8

to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes, provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 16.2 or 16.7 or for the purpose of making any modification to the provisions contained in this Trust Deed or the Notes which would have the effect of:

(i)	modifying the maturity of the Notes (other than deferring the earliest date on which the Notes may be redeemed pursuant to Condition 7(b)(i)); or

(ii)

reducing or cancelling the principal amount, any premium or any default interest payable on, the Notes or to reduce the amount payable on redemption of the Notes or modify or cancel the Conversion Rights; or

(iii)	to increase the Conversion Price other than in accordance with these Conditions;

(iv)	changing the currency of any payment in respect of the Notes; or

(v)

changing the governing law of the Notes, the Trust Deed or the Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c)); or

(vi)	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

(vii)	amending this proviso.

17

An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Noteholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18

The expression “Extraordinary Resolution” means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than 75 per cent. of the votes cast.

19

Subject to the following sentence, a written resolution signed by the holders of not less than 75 per cent. of the aggregate principal amount of the Notes outstanding (“Written Resolution”) may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders.

20

For so long as the Notes are in the form of a Global Certificate registered in the name of any nominee for one or more of Euroclear, Clearstream, Luxembourg or another clearing system, then, in respect of any resolution proposed by the Issuer or the Trustee:

20.1

where the terms of the proposed resolution have been notified to the Noteholders through the relevant clearing system(s), the Issuer and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of the Notes outstanding (“Electronic Consent”). None of the Issuer or the Trustee shall be liable or responsible to anyone for such reliance; and

20.2

where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, each of the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee (as the case may be) by (a) accountholders in the clearing system(s) with entitlements to such Global Certificate and/or (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purpose of (b) above. Any resolution passed in such manner shall be binding on all Noteholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. None of the Issuer or the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic; and

20.3

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Noteholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

21

Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

22

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks proper or appropriate so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Noteholders and that those who purport to attend or vote at a meeting or to sign a written resolution or to provide an Electronic Consent are entitled to do so.

Schedule 4

Terms and Conditions of the Notes

TERMS AND CONDITIONS OF THE NOTES

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Notes.

If the Notes were to be issued in definitive form, the terms and conditions set out on the reverse of each of such Notes (as the case may be) would be as follows. While the Notes are represented by a Global Certificate (as defined in the Trust Deed), they will be governed by the same terms and conditions except to the extent that such terms and conditions are appropriate only to securities in definitive form or are expressly varied by the terms of such Global Certificate.

The issue of the A$1,500,000,000 Zero Coupon Convertible Notes due 2026 (the “Notes”, which expression shall, unless otherwise indicated, include any further Notes issued pursuant to Condition 18 and consolidated and forming a single series with the Notes) was (save in respect of any such further Notes) authorised by a resolution of the board of directors of Afterpay Limited (ABN 30 618 280 649) (the “Issuer”) passed on 24 February 2021. The Notes are constituted by a trust deed dated on or about 12 March 2021 (as amended and/or supplemented from time to time, the “Trust Deed”) between the Issuer and The Hongkong and Shanghai Banking Corporation Limited in its capacity as the trustee (the “Trustee”, which expression shall include any successor trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined in Condition 3). The statements set out in these terms and conditions (these “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed. The Noteholders are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and to have notice of those provisions applicable to them which are contained in the paying, transfer and conversion agency agreement dated on or about 12 March 2021 (as amended and/or supplemented from time to time, the “Agency Agreement”) relating to the Notes between the Issuer, the Trustee, The Hongkong and Shanghai Banking Corporation Limited in its capacity as principal paying and principal conversion agent (the “Principal Paying and Conversion Agent”, which expression shall include any successor as principal paying and principal conversion agent under the Agency Agreement), as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement) and as transfer agent (the “Transfer Agent”, which expression shall include any successor as transfer agent under the Agency Agreement) and any other paying agents, transfer agents and conversion agents for the time being (such persons, together with the Principal Paying and Conversion Agent and the Transfer Agent, being referred to below as the “Paying Agents”, the “Transfer Agents” and the “Conversion Agents”, respectively, which expressions shall include their successors as Paying Agents, Conversion Agents and Transfer Agents under the Agency Agreement) (collectively, the Registrar, the Paying Agents, the Conversion Agents, and the Transfer Agents are the “Agents”).

Copies of the Trust Deed and the Agency Agreement are available for inspection at all reasonable times during usual business hours (being between 9.00 a.m. and 3.00 p.m., Hong Kong time, Monday to Friday other than public holidays) at the principal office for the time being of the Trustee (being, at the Closing Date, at Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong) and at the specified office of the Principal Paying and Conversion Agent following prior written request and proof of holding and identity to the satisfaction of the Trustee or, as the case may be, the Principal Paying and Conversion Agent.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1

1	Form, Denomination, Title and Status

(a)	Form and Denomination

The Notes are in registered form, serially numbered, in principal amounts of A$200,000 and integral multiples of A$100,000 in excess thereof (an “Authorised Denomination”). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes.

Upon issue, the Notes will be represented by a global certificate (the “Global Certificate”) registered in the name of a nominee of, and deposited with a common depositary for, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Conditions are modified by certain provisions contained in the Global Certificate. Except in the limited circumstances described in the Global Certificate, owners of interests in Notes represented by the Global Certificate will not be entitled to receive definitive Certificates in respect of their individual holdings of Notes. The Notes are not issuable in bearer form.

(b)	Title

Title to the Notes will pass by transfer and registration in the Register as described in Condition 4. The holder (as defined in Condition 3) of any Note will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss(or that of the related Certificate, as applicable) or anything written on it or on the Certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(c)	Status

The Notes constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer ranking pari passu and rateably, without any preference among themselves. The payment obligations of the Issuer under the Notes rank equally with all its other existing and future unsecured and unsubordinated obligations, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

2	Negative Pledge

So long as any of the Notes remain outstanding (as defined in the Trust Deed), the Issuer will not create or permit to subsist, and will ensure that none of its Principal Subsidiaries (as defined in Condition 3) will create or permit to subsist, any Security Interest (save for any Permitted Security Interest) (each as defined in Condition 3), upon the whole or any part of its present or future undertaking, revenue, property or assets (including any uncalled capital) to secure any Relevant Indebtedness or to secure any guarantee of or indemnity in respect of any Relevant Indebtedness unless in any such case, before or at the same time as the creation of the Security Interest, any and all action necessary shall have been taken to ensure that:

(i)	all amounts payable by the Issuer under the Notes and the Trust Deed are secured equally and rateably with the Relevant Indebtedness or such guarantee or indemnity, as the case may be; or

(ii)

such other Security Interest or guarantee or indemnity or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Issuer under the Notes and the Trust Deed either:

(A)	as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders; or

2

(B)	as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

3	Definitions

In these Conditions, unless otherwise provided:

“Additional Ordinary Shares” has the meaning provided in Condition 6(c);

“Alternative Stock Exchange” means at any time, in the case of the Ordinary Shares, if they are not at that time listed and traded on the ASX, the principal stock exchange or securities market on which the Ordinary Shares are then listed or quoted or dealt in;

“Associate” has the meaning it has in section 128F(9) of the Income Tax Assessment Act 1936 of Australia; “ASX” means ASX Limited (ABN 98 008 624 691) or the market operated by it, as the context requires; “ASX Listing Rules” means the listing rules of the ASX from time to time;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under the Trust Deed or the Notes, such other firm of accountants as may be nominated by the Issuer and notified in writing to the Trustee for the purpose;

“Australia” means the Commonwealth of Australia;

“Australian dollars” and “A$” means the lawful currency of Australia;

“business day” means (other than in Condition 8), a day (other than a Saturday, a Sunday or a public holiday) on which commercial banks and foreign exchange markets are open for business in Hong Kong, Sydney and, if the term is used in relation to a particular place, that place;

“Cash Dividend” means:

(i)	any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (ii) of the definition of “Spin-Off”; and

(ii)

any Dividend determined to be a Cash Dividend pursuant to proviso (i) to the definition of “Dividend” and, for the avoidance of doubt, a Dividend falling within provisos (iii) or (iv) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend;

“Change of Control” means the occurrence of one or more of the following events:

(i)

an offer is made to all (or as nearly as may be practicable to all) Shareholders (or all (or as nearly as may be practicable to all) Shareholders other than the offeror and/or any associate (as defined in sections 11 and 12 of the Corporations Act) of the offeror) to acquire the whole or any part of the issued ordinary share capital of the Issuer (an “Offer”) and such Offer having become or been declared unconditional in all respects, and the offeror has at any time during the relevant offer period a relevant interest (as defined in the Corporations Act) in more than 50 per cent. of the Ordinary Shares on issue; or

(ii)

any person proposes a scheme of arrangement (including an informal scheme or similar arrangement involving the Issuer) with regard to such Ordinary Shares (other than an Exempt Newco Scheme) (a “Scheme”), and such Scheme:

(A)	is approved by the Shareholders and all other classes of members or creditors whose approval is required for the scheme of arrangement to take effect; and

3

(B)

when implemented will result in a person having a relevant interest (as defined in the Corporations Act) in more than 50 per cent. of the Ordinary Shares that will be in issue after such Scheme is implemented; or

(iii)

an event occurs which has equivalent effect as the events set out in (i) or (ii) above of this definition, including if the Issuer announces a proposal whereby it or one or more of its Subsidiaries is to amalgamate or consolidate with or merge into or sell or transfer all or substantially all of the business or assets of the Issuer and its Subsidiaries (taken as a whole) to any other person or groups of persons (unless the amalgamation, consolidation, merger, sale or transfer will not result in the other person or persons acquiring Control over the Issuer);

“Change of Control Period” has the meaning provided in Condition 6(b)(x);

“Closing Date” means 12 March 2021;

“Closing Price” means, in respect of an Ordinary Share or any Security, Spin-Off Security, option, warrant or other rights or assets on any Dealing Day, the closing price on the Relevant Stock Exchange on such Dealing Day of an Ordinary Share or, as the case may be, such Security, Spin-Off Security, option, warrant or other right or asset published by or derived from “Bloomberg page HP” (or any successor page) (setting “Last Price”, or any other successor setting and using values not adjusted for any event occurring after such Dealing Day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the “ DPDF Page”, or any successor or similar setting, switched off) in respect of such Ordinary Share, Security, Spin-Off Security, option, warrant or other right or asset and such Relevant Stock Exchange (all as determined by an Independent Adviser) (and for the avoidance of doubt such Bloomberg page for the Ordinary Shares as at the Closing Date is “APT AU <Equity> HP”), if available or, in any other case, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such Dealing Day and translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such Dealing Day, provided that if on any such Dealing Day (for the purpose of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of an Ordinary Share, Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, in respect of such Dealing Day shall be the Closing Price, determined as provided above, on the immediately preceding Dealing Day on which the same can be so determined, and further provided that if such immediately preceding Dealing Day falls prior to the fifth day before the Original Date, an Independent Adviser shall determine the Closing Price in respect of the Original Date in good faith;

“Control” of one person by another means that the other person (whether directly or indirectly and whether by the ownership (legally or beneficially) of capital, the possession of voting power, contract or otherwise):

(i)

has the power to appoint and/or remove the majority of the members of the governing body of that person who is or are in a position to cast, or control the casting of, more than half of the maximum number of votes that might be cast at a meeting of the governing body of that person;

(ii)	otherwise controls or has a controlling influence on, or has power to control or exercise a controlling influence on, the management and policies of that person; or

(iii)	is in a position to derive the whole or a majority of the benefit of the activities of that person;

“Conversion Date” has the meaning provided in Condition 6(h);

“Conversion Notice” has the meaning provided in Condition 6(h);

“Conversion Period” has the meaning provided in Condition 6(a);

“Conversion Period Commencement Date” has the meaning provided in Condition 6(a);

4

“Conversion Price” has the meaning provided in Condition 6(a);

“Conversion Right” has the meaning provided in Condition 6(a);

“Corporations Act” means the Corporations Act 2001 of Australia;

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the Volume Weighted Average Price of an Ordinary Share for each day during the 10 consecutive Dealing Days ending on the Dealing Day immediately preceding such date; provided that:

(i)

for the purposes of determining the Current Market Price pursuant to Condition 6(b)(iv) or Condition 6(b)(vi) in circumstances where the relevant event relates to an issue of Ordinary Shares, if at any time during the said 10 Dealing Day period (which may be on each of such 10 Dealing Days) the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period (which may be on each of such 10 Dealing Days) the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), in any such case which has been declared or announced, then:

(A)

if the Ordinary Shares to be so issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the first date on which the Ordinary Shares are traded ex- such Dividend or entitlement on the Relevant Stock Exchange (or, where on each of the said 10 Dealing Days the Volume Weighted Average Price shall have been based on a price cum Dividend (or cum- any other entitlement), as at the date of first public announcement of such Dividend (or entitlement)), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(B)

if the Ordinary Shares to be so issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit,

(ii)

for the purposes of any calculation or determination required to be made pursuant to paragraphs (i)(a) or (i)(b) of the definition of “Dividend”, if on any of the said 10 Dealing Days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) to the relevant Dividend (or other entitlement) or capitalisation giving rise to the requirement to make such calculation or determination, the Volume Weighted Average Price on any such Dealing Day shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of the relevant Cash Dividend as at the first date on which the Ordinary Shares are traded ex- such Cash Dividend on the Relevant Stock Exchange, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and

5

(iii)

for any other purpose if any day during the said 10 Dealing Day period was the Effective Date in relation to any Dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such Dividend (or cum- such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the first date on which the Ordinary Shares are traded ex- such Dividend or entitlement on the Relevant Stock Exchange;

“Dealing Day” means a day on which the Relevant Stock Exchange is open for business and on which Ordinary Shares, Securities, Spin-Off Securities options, warrants or other rights or assets (as the case may be) may be dealt in and on which participants may obtain market values for Ordinary Shares (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular closing time);

a “Delisting” occurs when the Ordinary Shares:

(i)	cease to be quoted, listed or admitted to trading on the ASX or the Alternative Stock Exchange (as the case may be); or

(ii)	are suspended from trading on the ASX or the Alternative Stock Exchange (as the case may be) for a period of more than 30 consecutive Dealing Days;

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction in capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(i)	where:

(a)

a Dividend in cash is announced which may, at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where an issue of Ordinary Shares to Shareholders by way of a capitalisation of profits or reserves is announced which may, at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then for the purposes of this definition the Dividend or capitalisation in question shall be treated as a Cash Dividend of an amount equal to:

(A)

(in the case of an issue of Ordinary Shares pursuant to a DRP where the discount per Ordinary Share (as determined and announced by the Issuer) at which Ordinary Shares may be issued pursuant to such DRP in respect of such Dividend (determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit) is equal to or less than 5 per cent. of such reference price as is determined and announced by the Issuer to be applicable for the purpose of determining such discount) the Fair Market Value of such cash amount as at the Ex-Date of the relevant Dividend;

(B)

(in the case of an issue of Ordinary Shares pursuant to a DRP where the discount as referred to in (A) above exceeds 5 per cent.) the sum of (i) the Fair Market Value of such cash amount as at the Ex-Date of the relevant Dividend or capitalisation and (ii) the difference (if positive) (determined per each Ordinary Share entitled to participate in such DRP, taking into account the number of Ordinary Shares which may be issued pursuant to such DRP in respect of each such Ordinary Share so entitled to participate in such DRP) between the Current Market Price of an Ordinary Share as at the Ex-Date of the relevant Dividend (or, if later, the Dividend Determination Date) and the price per Ordinary Share at which any such Ordinary Share may be issued pursuant to such DRP (determined on agross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit); or

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(C)	(in any other case) the greater of:

(x)	the Fair Market Value of such cash amount as at the Ex-Date of the relevant Dividend or capitalisation; and

(y)

the Current Market Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets, in any such case as at the Ex- Date in respect of the relevant Dividend or capitalisation (or, if later, the Dividend Determination Date);

(b)

there shall be any issue of Ordinary Shares to Shareholders by way of capitalisation of profits or reserves where (other than in circumstances subject to (a) above of this proviso (i)) such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced) or a Dividend in cash that is to be satisfied (other than in circumstances subject to (a) above of this proviso (i)) by the issue or delivery of Ordinary Shares or other property or assets, the capitalisation or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets as at the first date on which the Ordinary Shares are traded ex- the relevant capitalisation or, as the case may be, ex- the relevant Dividend on the Relevant Stock Exchange (or, if later, the date on which the number of Ordinary Shares or amount of such other property or assets, as the case may be, is determined), save that where a Dividend in cash is announced which is to be satisfied by the issue or delivery of Ordinary Shares where the number of Ordinary Shares to be issued or delivered is to be determined at a date or during a period following such announcement and is to be determined by reference to a publicly available formula based on the Closing Price or volume weighted average price or any like or similar pricing benchmark of the Ordinary Shares, without factoring in any discount to such price or benchmark, then such Dividend shall be treated as a Cash Dividend in an amount equal to the Fair Market Value of such cash amount on such date as such cash amount is determined as aforesaid;

(ii)	any issue of Ordinary Shares falling within Condition 6(b)(i) or Condition 6(b)(ii) shall be disregarded;

(iii)

a purchase or redemption or buy back of share capital of the Issuer by the Issuer or any Subsidiary of the Issuer shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of the Issuer or its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the average of the Closing Prices of the Ordinary Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five Dealing Days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the five Dealing Days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or a formula

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for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency to the extent that the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of:

(a)	105 per cent. of the average of the daily Volume Weighted Average Price of an Ordinary Share determined as aforesaid; and

(b)	the number of Ordinary Shares so purchased, redeemed or bought back;

(iv)

if the Issuer or any of its Subsidiaries shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (iii) of the proviso to this definition shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Adviser;

(v)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a person other than, or in addition to the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly; and

(vi)	a dividend or distribution that is a Spin-Off shall be deemed to be a Dividend paid or made by the Issuer,

and any such determination shall be made on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“Dividend Determination Date” means, for the purposes of the definition of “Dividend”, the date on which the number of Ordinary Shares or, as the case may be, amount of other property or assets, which may be issued or delivered is, or is capable of being, determined, and where determined by reference to prices or values or the like on or during a particular day or during a particular period, the Dividend Determination Date shall be deemed to be such day or the last day of such period, as the case may be;

“DRP” means any dividend reinvestment plan implemented by the Issuer from time to time;

“Equity Share Capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, neither as regards dividends nor as regards capital, carries any right to participate beyond a specified amount in a distribution of assets on a winding up of the entity;

“Ex-Date” means, in relation to any Dividend or capitalisation, the first Dealing Day for the Ordinary Shares on which the Ordinary Shares are traded ex- the relevant Dividend or capitalisation;

“Exempt Newco Scheme” means a Newco Scheme where immediately after completion of the relevant Scheme of Arrangement the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are:

(i)	admitted to trading on the Relevant Stock Exchange; or

(ii)	admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as the Issuer or Newco may determine;

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“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Adviser, provided that:

(i)	the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend;

(ii)	the Fair Market Value of any other cash amount shall be the amount of such cash;

(iii)	where Spin-Off Securities, Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Adviser), the fair market value:

(a)	of such Spin-Off Securities or Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Spin-Off Securities or Securities; and

(b)	of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights,

in the case of both paragraphs (a) and (b) of this proviso (iii) during the period of five Dealing Days on the relevant market commencing on such date (or, if later, the first such Dealing Day such Spin-Off Securities, Securities, options, warrants or other rights are publicly traded);

(iv)

where Spin-Off Securities, Securities, options, warrants or other rights are not publicly traded (as aforesaid), the Fair Market Value of such Spin-Off Securities, Securities, options, warrants or other rights shall be determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Spin-Off Securities, Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof;

(v)

in the case of proviso (i) above of this definition, translated into the Relevant Currency (if declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and in any other case, translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date; and

(vi)	in the case of provisos (i) and (ii) above to this definition, disregarding any withholding or deduction required to be made on account of tax and any associated tax credit;

“FATCA” means:

(i)	sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986 or any associated regulations;

(ii)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (i) above of this definition; or

(iii)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (i) or (ii) of this definition with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction;

“Indebtedness For Borrowed Money” means any present or future indebtedness (whether being principal, interest or other amounts) for or in respect of:

(i)	money borrowed or raised;

(ii)	liabilities under or in respect of any acceptance or acceptance credit; or

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(iii)

any notes, bonds, debentures, debenture stock, loan stock, loan capital, certificates of deposit, commercial paper or other securities or instruments, offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

“Independent Adviser” means an independent investment bank or other advisory or financial institution of international repute appointed by the Issuer at its own expense and notified in writing to the Trustee or, if the Trustee gives notice to the Issuer to appoint an independent adviser and the Issuer fails to make such appointment and such failure continues for a period of 30 calendar days from the date notice is given by the Trustee, appointed by the Trustee following notification to the Issuer provided that the Trustee has no obligation to make such appointment unless it has been indemnified and/or pre-funded and/or provided with security to its satisfaction in respect of the costs, fees and expenses of such independent investment adviser;

“Maturity Date” means 12 March 2026;

“Newco Scheme” means a scheme of arrangement or analogous proceeding (a “Scheme of Arrangement”) which effects the interposition of a limited liability company or trust (“Newco”) between the Shareholders of the Issuer immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Issuer; provided that:

(i)	only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent are issued to Existing Shareholders;

(ii)

immediately after completion of the Scheme of Arrangement the only holders of ordinary shares, units or equivalent of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are Existing Shareholders holding in the same proportions as immediately prior to completion of the Scheme of Arrangement;

(iii)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly- owned Subsidiaries of Newco are) the only shareholder of the Issuer;

(iv)

all Subsidiaries of the Issuer immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after completion of the Scheme of Arrangement; and

(v)

immediately after completion of the Scheme of Arrangement the Issuer (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and Equity Share Capital of those Subsidiaries as was held by the Issuer immediately prior to the Scheme of Arrangement;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

“Non-Recourse Financing Arrangement” means:

(i)

any arrangement for warehouse, privately placed or term securitisation transactions, any master trust, or any similar transactions, including where a Subsidiary of the Issuer acts as borrower, issuer, servicer, originator, seller, manager, investor or similar roles, and any risk retention or similar guarantee, security or liability arrangements entered into in connection therewith;

(ii)

any arrangement under which receivables are assigned or are declared to be held on trust by a Subsidiary of the Issuer to or for the benefit of a financier (whether in exchange for the provision of financing or otherwise); or

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(iii)

any synthetic or other similar arrangement under which a financier obtains exposure to a receivable in exchange for the provision by that financier of financial accommodation to a Subsidiary of the Issuer;

in each case as entered into in connection with the ordinary course of business, and provided that:

(a)	any Security Interest given by such Subsidiary of the Issuer in connection therewith is limited solely to the assets and/or revenues which are the subject of the relevant arrangement;

(b)

each person participating in such arrangement expressly agrees to limit its recourse to the assets and/or revenues which are the subject of the relevant arrangement as the sole source of repayment for the money advanced or payment of any other liability; and

(c)	there is no other recourse to the Issuer in respect of any default by any person under the relevant arrangement;

“Noteholder” and, in relation to a Note, “holder” means the person in whose name a Note is registered in the Register (as defined in Condition 4(a));

“Offshore Associate” means an Associate of the Issuer:

(i)

which is a non-resident of Australia and does not receive payment in respect of Notes (or an interest in any Notes) that such Associate acquired in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(ii)

which is a resident of Australia and which receives payment in respect of Notes (or an interest in Notes) that such Associate acquired in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country, and which, in either case, is not receiving payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme;

“Optional Redemption Date” means the date for redemption of the Notes specified in an Optional Redemption Notice;

“Optional Redemption Notice” has the meaning provided in Condition 7(b);

“Ordinary Shares” means fully paid ordinary shares in the capital of the Issuer (ISIN: AU000000APT1);

“Permitted Security Interest” means any Security Interest on any property or asset of the Issuer or any Principal Subsidiary which:

(i)	existed at the Closing Date and was not created in contemplation of the issue of Notes;

(ii)

existed before the relevant entity became a Principal Subsidiary and was not created in contemplation of such entity becoming a Principal Subsidiary and provided that the principal amount of such Relevant Indebtedness is not increased; or

(iii)	is created pursuant to a Non-Recourse Financing Arrangement;

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity);

“Prevailing Rate” means, in respect of a pair of currencies on any day, the spot rate of exchange as determined by an Independent Adviser between the relevant currencies prevailing as at or about 12 noon (Sydney time) on that date as appearing on or derived from the Relevant Page or if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (Sydney time) on the immediately preceding day on which such rate can be so determined or if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Adviser shall consider appropriate, acting in good faith;

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“Principal Subsidiary” means any Subsidiary of the Issuer:

(a)

whose revenue or (in the case of a Subsidiary which itself has Subsidiaries) consolidated revenue, as shown by its latest audited statement of comprehensive income are at least 10.0 per cent. of the consolidated total income as shown by the latest audited consolidated statement of comprehensive income of the Issuer and its Subsidiaries, taken as a whole;

(b)

whose total assets or (in the case of a Subsidiary which itself has Subsidiaries) consolidated total assets, as shown by its latest audited statement of financial position are at least 10.0 per cent. of the consolidated total assets as shown by the latest audited consolidated statement of financial position of the Issuer and its Subsidiaries including, for the avoidance of doubt, the investment of the Issuer in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Issuer and after adjustment for minority interests, provided that any special purpose entity established for the sole purpose of entering into a Non-Recourse Financing Arrangement shall not be deemed to constitute a “Principal Subsidiary” solely by virtue of the provisions of this paragraph (b); or

(c)

to which is transferred the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transfer was a Principal Subsidiary, provided that (i) the Principal Subsidiary which so transfers its assets shall forthwith upon such transfer cease to be a Principal Subsidiary and the Subsidiary to which the assets are so transferred shall become a Principal Subsidiary and (ii) on or after the date on which the first available audited accounts(consolidated, if appropriate) of the Issuer prepared as of a date later than such transfer are issued, whether such transferor Subsidiary or such transferee Subsidiary is or is not a Principal Subsidiary shall be determined on the basis of such accounts by virtue of the provisions of paragraphs (a) or (b) above of this definition or this paragraph (c), provided that, in relation to paragraphs (a) and (b) above of this definition:

(I)

in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Issuer relate, the reference to the then latest consolidated audited accounts of the Issuer for the purposes of the calculation above shall, until consolidated audited accounts of the Issuer for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published be deemed to be a reference to the then latest consolidated audited accounts of the Issuer adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiaries) of such Subsidiary in such accounts;

(II)

if at any relevant time in relation to the Issuer or any of its Subsidiaries which itself has Subsidiaries no consolidated accounts are prepared and audited, the revenue or total assets of the Issuer and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Issuer;

(III)

if at any relevant time in relation to any Subsidiary of the Issuer, no accounts are audited, its revenue or total assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Subsidiary prepared for this purpose by the Issuer; and

(IV)

if the accounts of any subsidiary (not being a Subsidiary referred to in proviso (I) above) are not consolidated with those of the Issuer, then the determination of whether or not such subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Issuer.

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A certificate in substantially the form scheduled to the Trust Deed prepared and signed by two duly authorised officers of the Issuer that, in the opinion of the Issuer, a Subsidiary is or is not, or was or was not, a Principal Subsidiary of the Issuer shall be conclusive and binding on the Noteholders and all parties in the absence of manifest error. The certificate shall, if there is a dispute as to whether any Subsidiary of the Issuer is or is not a Principal Subsidiary, be accompanied by a report by a firm of public accountants of recognised international standing addressed to the Issuer as to proper extraction of the figures used by the Issuer in determining the Principal Subsidiaries of the Issuer and mathematical accuracy of the calculation. The Trustee will be entitled to rely conclusively on any such certificate and, where relevant, report and shall not be obliged to independently investigate or verify the contents thereof and shall not be liable to any Noteholder or any other person for not so doing;

“Record Date” has the meaning provided in Condition 8(a); “Reference Date” has the meaning provided in Condition 6(a)(i);

“Relevant Currency” means Australian dollars or, if at the relevant time or for the purposes of the relevant calculation or determination, the ASX is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or traded on the Relevant Stock Exchange;

“Relevant Date” means, in respect of any Note, whichever is the later of:

(i)	the date on which payment in respect of it first becomes due; and

(ii)

if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given by the Issuer to the Noteholders in accordance with Condition 17 that, upon further presentation of the Note, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions;

a “Relevant Event” occurs when:

(i)	there is a Delisting; or

(ii)	there is a Change of Control;

“Relevant Event Notice” has the meaning provided in Condition 7(e);

“Relevant Event Redemption Date” has the meaning provided in Condition 7(e);

“Relevant Event Redemption Notice” has the meaning provided in Condition 7(e);

“Relevant Indebtedness” means any present or future indebtedness (whether being principal, premium, interest or other amounts) in the form of or evidenced by notes, bonds, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which (in any case) are or are capable of being quoted, listed or ordinarily dealt in or traded on any recognised listing authority, stock exchange, securities quotation system or over-the-counter or other securities market. For the avoidance of doubt, syndicated or bilateral bank debt and any interest rate hedging entered into in connection with syndicated or bilateral bank debt shall not constitute “Relevant Indebtedness” for the purposes of this definition;

“Relevant Page” means the relevant page on Bloomberg or, if there is no such page, on Refinitiv or such other information service provider that displays the relevant information;

“Relevant Stock Exchange” means:

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(i)	in the case of Ordinary Shares, the ASX or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the ASX, the Alternative Stock Exchange if any; and

(ii)

in the case of Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities (other than Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in;

“Retroactive Adjustment” has the meaning provided in Condition 6(c);

“Securities” means any securities including, without limitation, Ordinary Shares, or options, warrants or other rights to subscribe for or purchase or acquire Ordinary Shares;

“Security Interest” means any mortgage, charge, lien, pledge or other form of encumbrance or security interest (including any security interest arising under section 12(1) or section 12(2) of the Personal Property Securities Act 2009 of Australia);

“Shareholders” means the holders of Ordinary Shares;

“Specified Date” has the meaning provided in Conditions 6(b)(iv), 6(b)(vi), 6(b)(vii) and 6(b)(viii), respectively;

“Spin-Off” means:

(i)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(ii)

any issue, transfer or delivery of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with the Issuer or any of its Subsidiaries;

“Spin-Off Securities” means Equity Share Capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase Equity Share Capital of an entity other than the Issuer;

“Subsidiary” has the meaning given in the Corporations Act, but as if ‘body corporate’ includes any entity. It includes an entity required (or that would be required if that entity were a corporation) by the approved accounting standard applicable to the Issuer, to be included in the consolidated financial statements of that entity. Also:

(i)	an entity is a Subsidiary of another entity if controlled by that other entity for the purposes of section 50AA of the Corporations Act;

(ii)	a trust may be a Subsidiary (and a unit or other beneficial interest in the trust is to be treated as a share accordingly); and

(iii)	an entity is to be treated as a Subsidiary of a trust as if that trust were a corporation;

“Taxes” means any tax, levy, charge, excise, goods and services or value added tax, impost, rates, stamp, transaction or registration duty or similar charge, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any fiscal government agency and includes any interest, fine, penalty, charge, fee, expenses or other statutory charges or any other such amount imposed by any fiscal government agency on or in respect of any of the above;

“Tax Redemption Date” has the meaning provided in Condition 7(c);

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“Tax Redemption Notice” has the meaning provided in Condition 7(c); and

“Volume Weighted Average Price” means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security on any Dealing Day, the volume-weighted average price of an Ordinary Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of an Ordinary Share) from Bloomberg page “APT AU <Equity> VAP” or (in the case of a Security (other than an Ordinary Share) or Spin- Off Security) from (in the case of Ordinary Shares) the Relevant Stock Exchange or (in the case of other Securities or Spin-Off Securities) the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Adviser on such Dealing Day, provided that if on any such Dealing Day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security or a Spin-Off Security, as the case may be, in respect of such Dealing Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Dealing Day on which the same can be so determined all determined by an Independent Adviser in such manner as it might otherwise determine in good faith to be appropriate.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Closing Price, Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Adviser (as provided for in these Conditions) considers in good faith appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

For the purposes of Conditions 6(a), 6(b), 6(c), 6(h) and 6(i) and Condition 11 only, (a) references to the “issue” of Ordinary Shares or Ordinary Shares being “issued” shall include the transfer and/or delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (b) Ordinary Shares held by or on behalf of the Issuer or any of its Subsidiaries (and which, in the case of Condition 6(b)(iv) and 6(b)(vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued” or entitled to receive the relevant Dividend, right or other entitlement.

4	Registration and Transfer of Notes

(a)	Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers, redemptions and conversions of the Notes.

(b)	Transfer

Notes may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred in whole or in part in an Authorised Denomination by lodging the relevant Certificate evidencing such Notes (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Transfer Agent.

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No transfer of a Note will be valid unless and until entered on the Register. A Note may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will (and the Issuer shall procure the Registrar to) within seven business days in the place of the specified office of the Registrar of any duly made application for the transfer of a Note, register the relevant transfer and deliver a new Certificate to the transferee (and, in the case of a transfer of part only of a Note, deliver a Certificate for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Certificate by uninsured mail to such address as the transferee or, as the case may be, the transferor may request in writing.

Transfers of interests in the Notes evidenced by the Global Certificate will be effected in accordance with the rules and procedures of Euroclear or Clearstream (each a “Relevant Clearing System”).

(c)	Formalities Free of Charge

Such transfer will be effected without charge to the holder of the relevant Note subject to:

(i)	the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith;

(ii)	the Registrar being satisfied with the documents of title and/or identity of the person making the application;

(iii)	compliance with the regulations referred to in Condition 4(e); and

(iv)	such other reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

(d)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Note (or part thereof):

(i)	during the period of 15 days ending on and including the day immediately prior to the Maturity Date or any earlier date fixed for redemption of the Notes pursuant to Condition 7(b) or Condition 7(c);

(ii)	in respect of which a Conversion Notice has been delivered in accordance with Condition 6(h); or

(iii)	in respect of which a holder shall have exercised its option to require the Issuer to redeem pursuant to Condition 7(e).

(e)	Regulations

All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning registration and transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written consent of the Trustee and the Registrar, and by the Registrar, with the prior written consent of the Issuer and the Trustee. A copy of the current regulations will be made available for inspection by any Noteholder at all reasonable times during usual business hours (being between 9.00 a.m. and 3.00 p.m., Hong Kong time, Monday to Friday other than public holidays) at the specified office of the Registrar following prior written request and proof of holding and identity to the satisfaction of the Registrar.

16

(f)	Restrictions on transfer

Notes	may only be transferred if the offer or invitation giving rise to the transfer:

(i)

where received in Australia, is made to sophisticated or professional investors within the meaning of sections 708(8) or 708(11) of the Corporations Act or otherwise does not constitute an offer or invitation for which disclosure is required to be made to investors under Part 6D.2 or Chapter 7 of the Corporations Act;

(ii)	where received in Australia, is not made to a person who is a “retail client” within the meaning of Section 761G of the Corporations Act; and

(iii)	complies with any applicable law or directive of the jurisdiction where transfer takes place.

5	Default Interest

The Notes do not bear interest unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event such unpaid amount will bear interest at the rate of 2.0 per cent. per annum (both before and after judgment) until (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder, and (ii) the day falling seven days after the Trustee or the Principal Paying and Conversion Agent has notified the Noteholders of receipt of all sums due in respect of all the Notes up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions). The amount of default interest (if any) payable per A$100,000 in principal amount of the Notes (the “Calculation Amount”) for any period shall be calculated by applying the rate aforesaid to the Calculation Amount and multiplying such product by the actual number of days in the period concerned divided by 365 (or, in the case of a leap year, 366) and rounding the resulting figure to the nearest Australian cent (half an Australian cent being rounded upwards).

6	Conversion of Notes

(a)	Conversion

(i)

Conversion Period and Conversion Price: Each Note shall entitle the holder to require the Issuer to convert such Note into Ordinary Shares, credited as fully paid, subject to and as provided in these Conditions (a “Conversion Right”). Each holder consents to become a member of the Issuer and to be bound by the constitution of the Issuer in respect of any Ordinary Shares issued on exercise of a Conversion Right.

The number of Ordinary Shares to be issued or transferred and delivered on exercise of a Conversion Right shall (subject to these Conditions) be determined by dividing the principal amount of the Notes to be converted by the Conversion Price (as defined below) in effect on the relevant Conversion Date.

The conversion price at which Ordinary Shares will be issued upon exercise of a Conversion Right will initially be A$194.8220 per Ordinary Share (the “Conversion Price”), subject to adjustment as provided in Condition 6(b).

A Noteholder may exercise the Conversion Right in respect of a Note by delivering the Certificate evidencing such Note together with a duly completed Conversion Notice to the specified office of any Conversion Agent in accordance with Condition 6(h) whereupon the Issuer shall (subject as provided in these Conditions) procure the delivery to or as directed by the relevant Noteholder of Ordinary Shares credited as paid up in full as provided in this Condition 6.

17

A Conversion Notice delivered in respect of Notes which are represented by the Global Certificate shall also specify the Noteholder’s account at Euroclear or Clearstream to be debited with such Notes, and contain an irrevocable authorisation to Euroclear or Clearstream to effect such debit.

Subject to, and as provided in these Conditions, the Conversion Right in respect of a Note may be exercised, at the option of the holder thereof, subject to any applicable fiscal or other laws or regulations and as hereinafter provided, at any time on or after 22 April 2021 (the “Conversion Period Commencement Date”), provided that the relevant Conversion Date shall not fall later than on the date falling 10 business days prior to the Maturity Date (both days inclusive) or, if such Note is to be redeemed pursuant to Condition 7(b) or Condition 7(c) prior to the Maturity Date, not later than the 10th business day before the date fixed for redemption thereof pursuant to Condition 7(b) or Condition 7(c), unless there shall be default in making payment in respect of such Note on such date fixed for redemption, in which event the Conversion Right may be exercised up to the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 17 or, if earlier, the date falling 10 business days prior to the Maturity Date (the “Conversion Period”) provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day, then the period for exercise of Conversion Rights by Noteholders shall end on the immediately preceding business day.

Conversion Rights in respect of a Note may not be exercised following the giving of a notice by the holder thereof pursuant to Condition 7(e).

Conversion Rights may not be exercised following the giving of notice by the Trustee pursuant to Condition 10.

Conversion Rights may only be exercised in respect of an Authorised Denomination.

Where Conversion Rights are exercised in respect of part only of a Certificate, the old Certificate shall be cancelled and a new Certificate evidencing such Notes and appropriate entries made in the Register for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will, within seven business days following the relevant Conversion Date in the place of the specified office of the Registrar, deliver the Certificate evidencing such new Note to the Noteholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the Certificate evidencing such new Note by uninsured mail to such address as the Noteholder may request.

The Issuer will procure that Ordinary Shares to be issued or transferred and delivered on conversion will be issued or transferred and delivered to the holder of the Notes completing the relevant Conversion Notice or its nominee. Such Ordinary Shares will be deemed to be issued or transferred and delivered as of the relevant Conversion Date. Any Additional Ordinary Shares to be issued or transferred and delivered pursuant to Condition 6(c) will be deemed to be issued or transferred and delivered as of the date the relevant Retroactive Adjustment takes effect or as at the date of issue or transfer and delivery of Ordinary Shares if the adjustment results from the issue or transfer and delivery of Ordinary Shares (each such date, the “Reference Date”).

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(ii)

Fractions: Fractions of Ordinary Shares will not be issued or transferred and delivered on conversion or pursuant to Condition 6(c) and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Note is exercised at any one time such that Ordinary Shares to be issued on conversion or pursuant to Condition 6(c) are to be registered in the same name, the number of such Ordinary Shares to be issued or transferred and delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such Notes being so converted and rounded down to the nearest whole number of Ordinary Shares.

(b)	Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)

consolidation, reclassification, redesignation or subdivision: if and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the Ordinary Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

 A

B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect;

(ii)	capitalisation of profits or reserves: if and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves other than:

(1)	where any such Ordinary Shares are or are to be issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have elected to receive;

(2)	where the Shareholders may elect to receive a Dividend in cash in lieu of such Ordinary Shares; or

(3)

where any such Ordinary Shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend or equivalent amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

 A

B

19

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such	adjustment shall become effective on the date of issue of such Ordinary Shares;

(iii)

Dividend: if and whenever the Issuer shall pay or make any Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

 A - B

A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this Condition 6(b)(iii), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares, the date on which such purchase, redemption or buy back is made or in the case of a Spin-Off, the first date on which the Ordinary Shares are traded ex- the relevant Spin-Off on the Relevant Stock Exchange.

For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (i) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv)

rights issues or options over Ordinary Shares: if and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue any Ordinary Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire Ordinary Shares or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of the issue or grant of such Ordinary Shares, options, warrants or other rights (and notwithstanding that the relevant issue

20

may be or be expressed to be subject to Shareholder or other approvals or consents or other contingency or event occurring or not occurring), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights or for the Securities issued by way of rights and upon exercise of rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, Ordinary Shares, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares to be issued on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and

C

is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase (or other rights of acquisition) in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate;

provided that if at the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange (as used in this Condition 6(b)(iv), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6(b)(iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date (or, if later, the Dealing Day following the record date or other due date for establishment of the entitlement of Shareholders to participate in the relevant issue or grant).

“Effective Date” means, in respect of this Condition 6(b)(iv), the first date on which the Ordinary Shares are traded ex-rights, ex-warrants or ex-options on the Relevant Stock Exchange;

(v)

rights issues of other Securities: if and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire any Ordinary Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares) to all or substantially all Shareholders as a class by way of rights or grant to all or substantially all Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for, purchase or otherwise acquire any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Ordinary Shares or Securities which

21

by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

 A - B

A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date (or, if later, the Dealing Day following the record date or other due date for establishment of the entitlement of Shareholders to participate in the relevant issue or grant).

“Effective Date” means, in respect of this Condition 6(b)(v), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange;

(vi)

issues at less than the Current Market Price: if and whenever the Issuer shall issue wholly for cash or for no consideration (otherwise than as mentioned in Condition 6(b)(iv) above and save in relation to an issue of Ordinary Shares pursuant to the DRP where the Conversion Price has been adjusted for pursuant to Condition 6(b)(iii)) any Ordinary Shares (other than Ordinary Shares issued on conversion of the Notes (which term shall for this purpose include any further Notes issued pursuant to Condition 18) or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of or rights to otherwise acquire, Ordinary Shares) and other than where it is determined to constitute a Cash Dividend pursuant to paragraph (i) of the definition of “Dividend” or if and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue or grant (otherwise than as mentioned in Condition 6(b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than the Notes, which term shall for this purpose include any further Notes issued pursuant to Condition 18), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A	is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such additional Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

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C

is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the time of issue of such Ordinary Shares or date of issue or grant of such options, warrants or rights (as used in this Condition 6(b)(vi), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6(b)(vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6(b)(vi), the date of issue of such Ordinary Shares or, as the case may be, the issue or grant of such options, warrants or rights;

(vii)

other issues at less than the Current Market Price: if and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in Conditions 6(b)(iv), 6(b)(v) or 6(b)(vi) above and save in relation to an issue of Ordinary Shares pursuant to the DRP where the Conversion Price has been adjusted for pursuant to Condition 6(b)(iii)) shall issue wholly for cash or for no consideration any Securities (other than the Notes which term shall for this purpose exclude any further Notes issued pursuant to Condition 18), which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of or rights to otherwise acquire Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified or redesignated as Ordinary Shares and the consideration per Ordinary Share receivable upon conversion, exchange, subscription, purchase, acquisition, reclassification or redesignation is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A

is the number of Ordinary Shares on the date in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or upon the exercise of any such options, warrants or rights or, as the case may be, for the Ordinary Shares to be issued or to arise from any such reclassification or redesignation would purchase at such Current Market Price per Ordinary Share; and

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C

is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription, purchase or acquisition attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such reclassification or redesignation, provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this Condition 6(b)(vii), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified or redesignated or at such other time as may be provided) then for the purposes of this Condition 6(b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification or redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6(b)(vii), the date of issue of such Securities or, as the case may be, the grant of such rights;

(viii)

modification of rights of Conversion: if and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such Securities (other than the Notes which shall for this purpose include any further Notes issued pursuant to Condition 18) as are mentioned in Condition 6(b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A

is the number of Ordinary Shares in issue immediately before the date of first public announcement of the terms for such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such Securities, less the number of such Ordinary Shares so issued, purchased or acquired);

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share on the date of such first public announcement or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price of such Securities; and

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C

is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Adviser shall consider appropriate for any previous adjustment under this Condition 6(b)(viii) or under Condition 6(b)(vii) above, provided that if at the time of such modification (as used in this Condition 6(b)(viii), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this Condition 6(b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6(b)(viii), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities;

(ix)

other offers to Shareholders: subject to Condition 6(e), if and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities of the Issuer or any of its Subsidiaries in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under Conditions 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v), 6(b)(vi) or 6(b)(vii) above or 6(b)(x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant Dealing Day)) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the Effective Date by the following fraction:

A - B
A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6(b)(ix), the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange;

25

(x)

Change of Control: if a Change of Control occurs, then upon any exercise of Conversion Rights where the Conversion Date falls during the period (the “Change of Control Period”) commencing on the occurrence of the Change of Control and ending 30 calendar days following the Change of Control or, if later, 30 calendar days following the date on which a Relevant Event Notice as required by Condition 6(g) is given, the Conversion Price (the “Change of Control Conversion Price”) shall be as determined pursuant to the following formula:

COCCP	=	OCP/(1+ (CP x c/t))

where:

COCCP	=	means the Change of Control Conversion Price;

OCP	=	means the Conversion Price in effect on the relevant Conversion Date, disregarding the application of this Condition 6(b)(x);

CP	=	means 45.0 per cent. (expressed as a fraction);

c	=	means the number of days from and including the date the Change of Control occurs to but excluding the Maturity Date;

t	=	means the number of days from and including the Closing Date to but excluding the Maturity Date;

(xi)

other events: if the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this Condition 6(b), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 6(b)(xi) if such Independent Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions, where:

(a)

the events or circumstances giving rise to any adjustment pursuant to this Condition 6(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Adviser to be in its opinion appropriate to give the intended result; and

(b)	such modification shall be made to the operation of these Conditions as may be advised by an Independent Adviser to be in its opinion appropriate:

(i)	to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once; and

(ii)	to ensure that the economic effect of a Dividend is not taken into account more than once.

The Issuer has undertaken that it will not take any corporate or other action which is equivalent to Conditions 6(b)(i) to 6(b)(x) (both inclusive) that would cause the Conversion Price of the Notes to be adjusted in a manner that contravenes the Corporations Act or the ASX Listing Rules or the listing rules of any Alternative Stock Exchange.

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For the purposes of any calculation of the consideration receivable or price pursuant to Conditions 6(b)(iv), 6(b)(vi), 6(b)(vii) and 6(b)(viii), the following provisions shall apply:

(A)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(B)

(x)

the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities; and

(y)

the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date referred to in Condition 6(b)(iv) or the relevant date of the first public announcement as referred to in Conditions 6(b)(vi), 6(b)(vii) or 6(b)(viii), as the case may be, plus in the case of each of (x) and (y) above of this paragraph (B), the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and:

(z)

the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(C)

if the consideration or price determined pursuant to (A) or (B) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (A) above) or the relevant date of the first public announcement (in the case of (B) above);

(D)

in determining consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(E)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity.

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(c)	Retroactive Adjustments

If the Conversion Date in relation to the conversion of any Note shall be after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in Condition 6(b)(i), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Conditions 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v) or 6(b)(ix), or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in Conditions 6(b)(vi) and 6(b)(vii) or of the terms of any such modification as is mentioned in Condition 6(b)(viii), but before the relevant adjustment to the Conversion Price becomes effective under Condition 6(b) (such adjustment, a “Retroactive Adjustment”), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the converting Noteholder, in accordance with the instructions contained in the Conversion Notice, such additional number of Ordinary Shares (if any) as determined by an Independent Adviser (the “Additional Ordinary Shares”) as, together with the Ordinary Shares issued or transferred and delivered on conversion of the relevant Note (together with any fraction of an Ordinary Share not so issued), is equal to the number of Ordinary Shares which would have been required to be issued on conversion of such Note as if the relevant adjustment to the Conversion Price had in fact been made and become effective immediately prior to the relevant Conversion Date, all as determined by an Independent Adviser.

(d)	Decision and determination of an Independent Adviser

If any doubt shall arise as to whether an adjustment is required to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, the date from which such adjustment shall take effect or the occurrence of a Change of Control, the Issuer shall consult an Independent Adviser and the written opinion of such Independent Adviser in respect of such adjustment to the Conversion Price shall be conclusive and binding on all parties, save in the case of manifest error.

(e)	Employees Incentive Schemes

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, transferred, offered or granted pursuant to any Employee Share Scheme.

“Employee Share Scheme” means any scheme approved by the Issuer and in compliance with the requirements of the ASX Listing Rules (or if applicable, the Alternative Stock Exchange) pursuant to which Ordinary Shares or other securities (including performance rights or options) are or may be issued, transferred, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) of the Issuer, its Subsidiaries and/or affiliated companies, or spouses or persons related to such employees or former employees or eligible participants of such scheme or to a trustee or trustees to be held for the benefit of any such person or any amendment or successor plan thereto.

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(f)	Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment to the Conversion Price, the resultant Conversion Price, if not an integral multiple of A$0.01, shall be rounded down to the nearest whole multiple of A$0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Noteholders in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent in writing promptly after the determination thereof.

The Conversion Price shall not in any event be reduced so that on conversion of the Notes, Ordinary Shares would fall to be issued or transferred and delivered in circumstances not permitted by applicable laws or regulations.

The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value or any minimum level permitted by applicable laws or regulations or that would otherwise result in the inability to issue Ordinary Shares on conversion as fully paid or result in Ordinary Shares being required to be issued in circumstances not permitted by applicable laws or regulations.

No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Ordinary Shares as referred to in Condition 6(b)(i) above. The Issuer may at any time and for a specified period only, following notice being given to the Trustee and to Noteholders in accordance with Condition 17, reduce the Conversion Price.

(g)	Change of Control

Within five business days after it becomes aware of a Change of Control, the Issuer shall provide the Relevant Event Notice (as defined in Condition 7(e)) to the Trustee and the Principal Paying and Conversion Agent and to the Noteholders in accordance with Condition 17. Such Relevant Event Notice shall contain a statement informing Noteholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to require the Issuer to redeem their Notes as provided in Condition 7(e).

The Relevant Event Notice shall also specify:

(i)	all information material to Noteholders concerning the Change of Control;

(ii)

the Conversion Price immediately prior to the occurrence of the Change of Control and the Change of Control Conversion Price (on the basis of such Conversion Price in effect immediately prior to the occurrence of the Change of Control) applicable pursuant to Condition 6(b)(x) during the Change of Control Period;

(iii)	the Closing Price of the Ordinary Shares as derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of such Relevant Event Notice;

(iv)	the Relevant Event Redemption Date and the last day of the Change of Control Period;

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(v)	details of the right of the Issuer to redeem any Notes which shall not previously have been converted or redeemed pursuant to Condition 7(e); and

(vi)	such other information relating to the Change of Control as the Trustee may require.

Neither the Trustee nor any Agent shall be required to take any steps to ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur and none of them will be responsible or liable to Noteholders or any other person for any loss arising from any failure to do so.

(h)	Procedure for exercise of Conversion Rights

Conversion Rights may be exercised by a Noteholder during the Conversion Period by delivering the Certificate evidencing the relevant Note to the specified office of any Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Principal Paying and Conversion Agent or such other Conversion Agent to whom the relevant Conversion Notice is delivered is located. If such delivery is made after 5.00 p.m. on a business day or on a day which is not a business day, in either case in the place of the specified office of the relevant Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee, the Conversion Agents and the relevant Noteholder.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Note (the “Conversion Date”) shall be the second business day (as defined in Condition 3) following the date of the delivery of the Notes and the Conversion Notice to the relevant Conversion Agent.

A Noteholder exercising a Conversion Right:

(i)

shall, subject to Condition 6(h)(ii) below, be responsible for paying directly to the relevant authorities any capital, stamp, issue, registration, transfer and/or other taxes and/or duties arising on conversion and such Noteholder shall be responsible for paying all, if any, taxes arising by reference to any disposal or deemed disposal of a Note or interest therein in connection with such conversion; but

(ii)

shall not be responsible for any capital, stamp, issue, registration, transfer and/or other taxes and/or duties payable in Australia (or any province, state or territory thereof) in respect of the allotment and issue of any Ordinary Shares on such conversion or in respect of the delivery of any Ordinary Shares on such conversion (including any Additional Ordinary Shares), which shall be paid by the Issuer.

(iii)

If the Issuer shall fail to pay any taxes and capital, stamp, issue and registration and transfer taxes and duties payable for which it is responsible as provided in Condition 6(h)(ii), the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Noteholder in respect of any payment thereof and any penalties payable in respect thereof.

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For the avoidance of doubt, none of the Agents or the Trustee shall be responsible for determining whether such capital, stamp, issue, registration, transfer and/or other taxes and/or duties are payable in Australia or any other jurisdiction or, in any case, the amount thereof and none of them shall be responsible or liable to pay any such capital, stamp, issue, registration, transfer and/or other taxes and/or duties or for any failure by the Issuer, any Noteholder or any other person to pay such capital, stamp, issue, registration, transfer and/or other taxes and/or duties.

Ordinary Shares to be issued on exercise of Conversion Rights will be issued, at the option of the Noteholder exercising its Conversion Right as specified in the Conversion Notice, either:

(A)

in uncertificated form through the securities trading system known as the Clearing House Electronic Sub-register System operated by ASX Settlement Pty Ltd (“CHESS”) (or any successor licensed clearance and settlement facility applicable to the Ordinary Shares), or

(B)	in uncertificated form through the Issuer’s share registry provider, and in the case of:

(x)

paragraph (A) above of this Condition 6(h), the Ordinary Shares will be credited to the CHESS holding specified (or to a new holding in the name of the Noteholder (or such other person specified by the Noteholder in the conversion notice) sponsored by a CHESS sponsor specified) in the Conversion Notice; or

(y)

paragraph (B) above of this Condition 6(h), the Ordinary Shares will be credited to an account with the share registry provider in the name of the Noteholder (or such other person specified in the Conversion Notice), in each case by a date which is generally expected to be not later than five Sydney business days after the relevant Conversion Date.

Statements of holdings for Ordinary Shares issued on exercise of Conversion Rights through CHESS will be dispatched by the Issuer by mail free of charge as soon as practicable but in any event within 10 Sydney business days after the relevant Conversion Date.

On conversion:

(a)

each Noteholder concerned, for each Note held at that time by the Noteholder concerned and in respect of which a Conversion Right is to be exercised (each a “Relevant Note”), agrees to subscribe for the number of Ordinary Shares calculated in accordance with these Conditions for an aggregate subscription amount equal to the product of (x) the number of shares that the Noteholder is entitled to receive on conversion of the Relevant Note in accordance with these Conditions and (y) the volume weighted average price of Ordinary Shares in the Issuer over the five Dealing Days up to but excluding the relevant Conversion Date (the “Subscription Amount”);

(b)

the Issuer will redeem each Relevant Note for an amount equal to the product of (x) the number of shares that the Noteholder is entitled to receive on conversion of the Relevant Note in accordance with these Conditions and (y) the volume weighted average price of Ordinary Shares in the Issuer over the five Dealing Days up to but excluding the relevant Conversion Date (the “Redemption Amount”), and the Issuer will apply the whole of the Redemption Amount in respect of the redemption of each Relevant Note by way of satisfaction of the Subscription Amount for the Ordinary Shares to be allotted; and

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(c)

the Issuer and such Noteholder shall be deemed to agree to set-off their respective rights and obligations to the relevant Subscription Amount and the relevant Redemption Amount in full, and each Noteholder is taken to have irrevocably directed that any amount payable under this Condition 6(h) is to be applied as provided for in this paragraph.

On the Conversion Date, the Issuer must issue, or otherwise deliver (or procure the issue or delivery as the case may be), to each Noteholder (or to such other person as the Holder may specify in the Conversion Notice provided that such person is a person to whom a transfer of the Notes could be made in compliance with Condition 4) the number of Ordinary Shares for its Notes calculated in accordance with these Conditions. Provided the Issuer is admitted to the official list of the ASX, on the date of issue of Ordinary Shares issued on conversion of a Note, the Issuer will apply for quotation of such Ordinary Shares on the ASX. In the event that the Ordinary Shares are admitted to listing on an Alternative Stock Exchange, the Issuer shall apply for quotation of such Ordinary Shares on the Alternative Stock Exchange.

The lodgement of an application for quotation of the Ordinary Shares with the ASX or the Alternative Stock Exchange, as the case may be, by the Issuer will constitute a representation and warranty by the Issuer to the person to whom the Ordinary Shares in question are issued on Conversion (“Recipient”) that:

(I)

the Ordinary Shares issued on conversion are issued solely for the purpose of satisfying the Issuer’s contractual obligations under the terms of the Notes and not for the purpose of the person to whom those Ordinary Shares are issued, selling or transferring the Ordinary Shares or granting, issuing or transferring an interest in, or options over, them;

(II)

subject to the ASX or the Alternative Stock Exchange, as the case may be, granting quotation of the Ordinary Shares issued on conversion of Notes, they will be freely tradable in the ordinary course on the ASX or the Alternative Stock Exchange, as the case may be;

(III)	the Ordinary Shares issued on conversion will be issued in compliance with the ASX Listing Rules and all applicable laws; and

(IV)	an offer of the Ordinary Shares issued on conversion for sale within 12 months after their issue will not require disclosure under section 707(3) of the Corporations Act.

Without limiting its obligations under this Condition 6(h), the Issuer shall use its best endeavours, and furnish all such quotation applications, documents, information and undertakings as may be reasonably necessary in order, to procure the ASX or the Alternative Stock Exchange quotation, as the case may be, referred to in this Condition 6 on the Conversion Date (including, without limitation, any relevant ASX or Alternative Stock Exchange forms).

(i)	Ordinary Shares

(i)

Ordinary Shares (including any Additional Ordinary Shares) issued or transferred and delivered upon conversion of the Notes will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Conversion Date or, in the case of Additional Ordinary Shares, on the relevant Reference Date, and the relevant holder shall be entitled to all rights, distribution or payments the record date or other due date for the establishment of entitlement for which falls on or after the relevant Conversion Date, or as the case may be, the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law or as otherwise may be provided in these Conditions. Such Ordinary Shares or, as the case may be, Additional Ordinary Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

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For the avoidance of doubt, the issue of any Ordinary Shares following the exercise of a Conversion Right and the payment of any Dividend payable on any Ordinary Shares shall be settled directly between the Issuer and the relevant Noteholder.

(j)	Purchase or Redemption of Ordinary Shares

The Issuer or any Subsidiary of the Issuer may exercise such rights as it may from time to time enjoy as permitted under applicable law to purchase or redeem or buy back its own shares (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Noteholders.

(k)	No duty to Monitor

Neither the Trustee nor the Agents shall be under any duty to monitor whether any event or circumstance has happened or exists which requires or may require an adjustment to be made to the Conversion Price and none of them will be responsible or liable to the Noteholders or any other person for any loss arising from any failure to do so.

Neither the Trustee nor the Agents shall be under any duty to determine, calculate or verify the Conversion Price and/or any adjustments to it and the Conversion Price and/or any determinations, advice or opinions made or given or to be made or given in connection with the Conversion Price and/or any adjustments to the Conversion Price, and none of them will be responsible or liable to the Noteholders or any other person for any loss arising from any failure to do so.

Neither the Trustee nor any of the Agents shall be under any duty or obligation to determine, calculate or verify any entitlement of any Noteholder(s) to Ordinary Shares upon or following the exercise of any Conversion Right, and none of them will be responsible or liable to any Noteholder(s) or any other person for any loss arising from any failure to do so.

7	Redemption and Purchase

(a)	Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Notes will be redeemed at their principal amount on the Maturity Date. The Notes may only be redeemed at the option of the Issuer prior to the Maturity Date in accordance with Conditions 7(b) or 7(c).

(b)	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 calendar days’ notice (an “Optional Redemption Notice”) to the Noteholders in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent, the Issuer may redeem all but not some only of the Notes on any date specified in the Optional Redemption Notice at their principal amount if, at any time prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Notes originally issued (which shall for this purpose include any further Notes issued pursuant to Condition 18 and consolidated and forming a single series with the Notes).

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(c)	Redemption for Taxation Reasons

At any time the Issuer may, having given not less than 30 nor more than 60 calendar days’ notice (a “Tax Redemption Notice”) to the Noteholders, the Trustee and the Principal Paying and Conversion Agent redeem (subject to the last paragraph of this Condition 7(c)) all but not some only, of the Notes on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at their principal amount, if:

(i)

the Issuer certifies to the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts in respect of payments on the Notes pursuant to Condition 9 as a result of any change in, or amendment to, the laws or regulations of Australia or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 25 February 2021; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it,

provided that no such Tax Redemption Notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee:

(A)

a certificate signed by two duly authorised officers of the Issuer stating that the obligation referred to above in Condition 7(c)(i) cannot be avoided by the Issuer taking reasonable measures available to it; and

(B)

an opinion of independent legal or tax advisers of recognised international standing to the effect that such change or amendment has occurred and that the Issuer has or will become obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective), and the Trustee shall accept without investigation and without liability such certificate and opinion as sufficient and conclusive evidence of the matters set out above in Conditions 7(c)(i) and 7(c)(ii), and such certificate and opinion shall be conclusive and binding on the Noteholders.

On the Tax Redemption Date, the Issuer shall (subject to the next following paragraph of this Condition 7(c)) redeem the Notes at their principal amount.

If the Issuer gives a Tax Redemption Notice, each Noteholder will have the right to elect that their Note(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment (whether of principal, default interest (if any) or otherwise) to be made on such Note(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts by the Issuer shall be made subject to the deduction or withholding of the taxation required to be withheld or deducted by Australia or any political subdivision or any authority thereof or therein having power to tax. To exercise such right, the holder of the relevant Note must complete, sign and deposit at the specified office of the Principal Paying and Conversion Agent or any other Paying Agent or Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of the Principal Paying and Conversion Agent or any other Paying Agent or Conversion Agent together with the relevant Certificate evidencing such Notes on or before the day falling 10 calendar days prior to the Tax Redemption Date.

(d)	Optional and Tax Redemption Notices

Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify:

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(i)	the Optional Redemption Date or, as the case may be, the Tax Redemption Date (which shall in each case be a business day);

(ii)

the Conversion Price, the aggregate principal amount of the Notes outstanding and the Closing Price of the Ordinary Shares as derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice; and

(iii)	the last day on which Conversion Rights may be exercised by Noteholders.

(e)	Redemption for a Relevant Event

Following the occurrence of a Relevant Event, each Noteholder will have the right at such Noteholder’s option, to require the Issuer to redeem all or some only of that holder’s Notes on the Relevant Event Redemption Date (as defined below) at their principal amount. To exercise such right, the holder of the relevant Note must complete, sign and deposit at the specified office of the Principal Paying and Conversion Agent and any other Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of the Principal Paying and Conversion Agent or any other Paying Agent (the “Relevant Event Redemption Notice”) together with the Certificate evidencing the Notes to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which the Relevant Event Notice (as defined below) is given to Noteholders by the Issuer in accordance with Condition 17. The “Relevant Event Redemption Date” shall be the 10th business day after the expiry of such period of 60 days as referred to above in this Condition 7(e).

A Relevant Event Redemption Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Notes the subject of Relevant Event Redemption Notices delivered as aforesaid on the Relevant Event Redemption Date.

The Issuer shall give notice to the Noteholders in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent by not later than five business days following the first day on which it becomes aware of the occurrence of a Relevant Event (the “Relevant Event Notice”), which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Notes pursuant to this Condition 7(e), give brief details of the Relevant Event and, in the case of a Change of Control, provide the additional details set out in Condition 6(g).

Neither the Trustee nor any Agent shall be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred or may occur and none of them shall be liable to Noteholders or any other person for any loss arising from any failure to do so.

(f)	Purchase

Subject to the requirements (if any) of any stock exchange on which the Notes may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer or any Subsidiary of the Issuer may at any time purchase some or all of the Notes in the open market, by private contract or otherwise at any price. The Notes so purchased, while held by or on behalf of the Issuer or any such Subsidiary, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for certain purposes, including without limitation for the purpose of calculating quorums at meetings of the Noteholders or for the purposes of Condition 10, Condition 14(a) and Condition 15.

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(g)	Cancellation

All Notes which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Notes purchased by the Issuer or any of its Subsidiaries may be surrendered to the Principal Paying and Conversion Agent for cancellation or may be held, reissued or re-sold.

(h)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail, save that a notice of redemption given by a Noteholder pursuant to Condition 7(e) shall prevail over any other notice of redemption given pursuant to this Condition 7, whether given before, after or at the same time as any notice of redemption under Condition 7(e).

8	Payments

(a)	Principal

Payment of principal and default interest (if any) will be made to the persons shown in the Register at the close of business on the Record Date and subject to the surrender of the Certificate evidencing such Notes at the specified office of the Registrar or of any Paying Agent.

“Record Date” means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

So long as the Notes are represented by the Global Certificate and the Global Certificate is held on behalf of a Relevant Clearing System all payments in respect of Notes represented by the Global Certificate will be made to, or to the order of, the person whose name is entered in the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except 25 December and 1 January.

(b)	Payments

Each payment in respect of the Notes pursuant to Condition 8(a) will be made by transfer to the registered account of the relevant Noteholder. For the purpose of this Condition 8, a Noteholder’s “ registered account” means an Australian dollar account maintained by or on behalf of such Noteholder with a bank that processes payments in Australian dollars, details of which appear on the Register at the close of business on the relevant Record Date.

The Issuer will not be required to make any such payment in respect of the Notes until six business days after the Noteholder has provided the necessary account details for payment in accordance with this Condition 8(b).

(c)	Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to:

(i)	any applicable fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to Condition 9; and

(ii)	any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended,

or otherwise under or in connection with, or in order to ensure compliance with FATCA. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(d)	Delay in Payment

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due:

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(i)	as a result of the due date not being a business day;

(ii)	if the Noteholder is late in surrendering the relevant Note; or

(iii)	if the Noteholder does not provide the necessary account details for payment in accordance with these Conditions.

(e)	Business Days

In this Condition 8, “business day” means a day (other than a Saturday, a Sunday or a public holiday) on which banks and foreign exchange markets are open for business in Sydney and (where such surrender is required by these Conditions) in the place of the specified office of the Registrar or relevant Paying Agent, to whom the relevant Certificate evidencing such Note is presented or surrendered.

(f)	Paying Agents, Transfer Agents and Conversion Agents, etc.

The initial Principal Paying and Conversion Agent, the initial Transfer Agent and the initial Registrar and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, subject to the requirements of this Condition 8(f) and to any new or replacement Agent being acceptable to the Trustee, to vary or terminate the appointment of the Registrar or any other Agent and to appoint another Registrar or any additional or other Agents or another Registrar, provided that it will:

(i)	maintain a Principal Paying and Conversion Agent and a Transfer Agent;

(ii)	so long as the Notes are listed on the Singapore Exchange Securities Trading Limited and the rules of such exchange so require, maintain a Paying Agent having a specified office in Singapore; and

(iii)	maintain a Registrar with a specified office outside the United Kingdom.

Notice of any change in the Registrar or any other Agents or their specified offices will promptly be given by the Issuer to the Noteholders in accordance with Condition 17, and to the Trustee and the other Agents.

Notice of any change of any Agent or its specified office will promptly be given by the Issuer to the Noteholders in accordance with Condition 17 and to the Trustee and the other Agents in writing.

In addition, in the event that the Global Certificate is exchanged for definitive Certificates, announcement of such exchange shall be made through the Singapore Exchange Securities Trading Limited and such announcement will include all material information with respect to the delivery of the definitive Certificates.

(g)	Fractions

When making payments to Noteholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

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9	Taxation

(a)	Gross Up

All payments made by on or behalf of the Issuer in respect of the Notes will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future Taxes imposed or levied by or on behalf of Australia or any political subdivision or any authority thereof or therein having power to tax, unless deduction or withholding of such Taxes is required to be made by law or is made under or in connection with, or in order to ensure compliance with FATCA.

In the event that any such withholding or deduction is required to be made, the Issuer will make any such withholding or deduction required (including any deduction or withholding required from any additional amount payable under this Condition 9), remit the amount deducted or withheld to the relevant authorities and will pay such additional amounts as will result in the receipt by the Noteholders of the amounts which would otherwise have been receivable had no such withholding or deduction been required, except that no such additional amount shall be payable in respect of any Note:

(i)

to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of such Note by reason of such holder having some connection with Australia other than the mere holding of the Note provided that such a holder shall not be regarded as being connected with Australia for the reason that such a holder is a resident of Australia within the meaning of the Income Tax Assessment Act 1936 of Australia as amended and replaced (the “Australian Tax Act”) where, and to the extent that, such tax is payable by reason of Section 128B(2A) of the Australian Tax Act; or

(ii)

presented, or in respect of which the Certificate representing such Note is presented, or surrendered for payment more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amount on presenting or surrendering the relevant Certificate for payment on the last day of such period of 30 days; or

(iii)	on account of Taxes which are payable by reason of the holder being an Offshore Associate for the purposes of Section 128F of the Australian Tax Act;

(iv)

in respect of a payment to, or to a third party on behalf of, a holder, in circumstances where such withholding or deduction would not have been required if the holder or any person acting on such holder’s behalf had provided to the Issuer a tax file number, Australian business number or details of an exemption from providing those numbers; or

(v)

held by or on behalf of a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying, or procuring that any third party complies with any statutory requirements, by complying with or requesting the Issuer to comply with any statutory requirements or provide information concerning the nationality, residence, identity, tax identification number or address of such holder or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any Tax authority; or

(vi)	where such withholding or deduction is made under or in connection with, or in order to ensure compliance with FATCA.

Any Ordinary Shares to be issued under or in connection with these Conditions will be issued net of any withholding or deduction made under or in connection with, or in order to ensure compliance with FATCA, and no additional Ordinary Shares will be required to be issued on account of any such deduction or withholding.

References in these Conditions and the Trust Deed to principal and/or default interest (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition 9 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to Condition 9(b)(ii) and/or the Trust Deed.

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Neither the Trustee nor any Agent shall be responsible for paying Taxes or other payment referred to in this Condition 9 or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, any Noteholder(s) or any third party to pay such Taxes or other payment in any jurisdiction or to provide any notice or information to the Trustee or any Agent that would permit, enable or facilitate the payment of any principal, premium or default interest (if any) without deduction or withholding for or on account of any Taxes or other payment imposed by or in any jurisdiction.

This Condition 9 shall not apply in respect of payments on any Notes which are the subject of an election by the relevant Noteholder pursuant to Condition 7(c).

(b)	Change in Taxing Jurisdiction

If the Issuer becomes subject to, or accepts deposits or makes payments in respect of the Notes at any time in, any taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to Australia or any political subdivision or any authority thereof or therein having power to tax:

(i)	references in these Conditions and the Trust Deed to:

(A)	Australia shall be construed as references to Australia and/or such other jurisdictions and the Notes and the Trust Deed will be read accordingly; and

(B)

principal shall be deemed also to refer to any additional amounts which may be payable under this Condition 9 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed; and

(ii)	the Issuer will notify the Trustee in writing as soon as practicable after it becomes aware of such change and give the Trustee a representation and undertaking that:

(A)

it shall comply with Condition 9(a) with the substitution for, or (as the case may require) the addition to, the references in that Condition 9(a) to Australia of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject; and

(B)	the interests of the Noteholders will not be materially prejudiced by the change,

and the Trustee shall be entitled to accept without any liability for so doing such notice and undertaking as sufficient evidence of the matters set out above of this Condition 9(b), in which case the same shall be conclusive and binding on the Noteholders and shall be notified by the Issuer promptly to the Noteholders in accordance with Condition 17.

10	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least 25 per cent. in aggregate principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or pre-funded and/or secured to its satisfaction), give notice to the Issuer that the Notes are, and they shall accordingly thereby immediately become, due and repayable at their principal amount if any of the following events(each an “Event of Default”) shall have occurred and is continuing:

(a)	non-payment and failure to deliver Ordinary Shares: default is made in:

(i)	the payment on the due date of any principal payable in respect of the Notes and such failure continues for a period of five Sydney business days of its due date; or

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(ii)	the delivery of Ordinary Shares to satisfy a Conversion Right pursuant to Condition 6 and such failure continues for a period of five Sydney business days; or

(b)

breach of other obligations: the Issuer does not perform or comply with any one or more of its other obligations under the Notes or the Trust Deed and (unless in the opinion of the Trustee the default is incapable of remedy) is not remedied within 30 days after the Issuer shall have received from the Trustee written notice of such default requiring it to be remedied; or

(c)	default:

(i)

any other present or future Indebtedness For Borrowed Money of the Issuer or any Subsidiary of the Issuer becomes due and payable prior to its stated maturity by reason of an event of default (however described);

(ii)

the Issuer or any Subsidiary of the Issuer fails to pay when due or, as the case may be, within any applicable grace period any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness For Borrowed Money; or

(iii)

any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Subsidiary of the Issuer for any Indebtedness For Borrowed Money (or any guarantee of, or indemnity in respect of, Indebtedness For Borrowed Money) that has become payable becomes enforceable and steps are taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager, judicial manager, controller or other similar person), and (x) the aggregate amount of the indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 10(c) have occurred equals or exceeds A$50,000,000 (or its equivalent in other currencies) and (y) provided that any special purpose entity established for the sole purpose of entering into a Non-Recourse Financing Arrangement shall not be deemed to constitute a “Subsidiary” of the Issuer for the purposes of this Condition 10(c); or

(d)

enforcement proceedings: a distress, attachment, execution, seizure before judgment or other legal process is levied or enforced on or against all or any material part of the property, assets or revenues of the Issuer or any Principal Subsidiary of the Issuer having an aggregate value of at least A$50,000,000 which is not discharged, removed, stayed or paid within 30 days; or

(e)	insolvency: the Issuer or any Principal Subsidiary:

(i)	is (or is deemed by law or a court to be) or states that it is insolvent or unable to pay its debts when they fall due;

(ii)	stops, suspends or threatens to stop or suspend payment of its debts generally; or

(iii)

makes or enters into a general assignment or an arrangement or composition or compromise with or for the benefit of its creditors (other than in connection with a reconstruction, amalgamation, reorganisation, merger or consolidation permitted under Condition 10(f)); or

(f)

administration: an administrator (as defined in the Corporations Act) or liquidator or a like or similar officer is appointed in respect of the Issuer or any Principal Subsidiary or a court order is made or a resolution passed for the winding-up or dissolution of the Issuer or any Principal Subsidiary (which is not stayed, withdrawn or dismissed within 30 days), or the Issuer or any Principal Subsidiary ceases or threatens to cease to carry on business, except in any such case for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation:

(i)	on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders; or

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(ii)	in the case of a Principal Subsidiary, where that Principal Subsidiary is solvent and its undertaking and assets are transferred to or otherwise vested in the Issuer or another Subsidiary; or

(g)

final judgment: a final judgment or judgments of a court or courts of competent jurisdiction for the payment of money aggregating in excess of A$50,000,000 (or its equivalent in the relevant currency of payment) are rendered against the Issuer or any Principal Subsidiary of the Issuer and which judgments are not bonded, discharged or stayed pending appeal within 30 days after the Latest Date, or are not discharged within 30 days after the later of the expiration of such stay and the Latest Date; or

(h)

authorisations and consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order:

(i)	to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Notes and the Trust Deed;

(ii)	to ensure that those obligations are (subject to equitable principles and laws affecting creditors’ rights generally) legally binding and enforceable; and

(iii)

to make the Notes and the Trust Deed admissible in evidence in the courts of Australia or England is not taken, fulfilled or done and not remedied within 30 days after the date on which the action, condition or thing is required to be taken, fulfilled or done; or

(i)	illegality: it is or becomes unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed; or

(j)

analogous events: any event occurs which under the laws of any relevant jurisdiction has an analogous or substantially similar effect to any of the events referred to in Condition 10(d) to Condition 10(f) (both inclusive).

In this Condition 10, the “Latest Date” means the latest of:

(A)	the entry of such judgment;

(B)	if such judgment specifies a date by which it must be satisfied, the date so specified; and

(C)	the time allowed or specified under applicable law for such judgment to be bonded, discharged or stayed pending appeal.

11	Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Noteholders to give such approval:

(a)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)

pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves;

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(ii)	in connection with a NewCo Scheme;

(iii)

by the issue of fully paid Ordinary Shares or other securities to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares or other shares of Securities on a capitalisation of profits or reserves;

(iv)	by the issue of Ordinary Shares paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend;

(v)

by the issue of fully paid Equity Share Capital (other than Ordinary Shares) to the holders of Equity Share Capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Equity Share Capital (other than Ordinary Shares); or

(vi)	by the issue of Securities or any Equity Share Capital pursuant to any Employee Share Scheme,

unless, in any such case, the same constitutes a Dividend or otherwise gives rise (or would, but for the provisions of any exclusion from Conditions 6(b)(i) to 6(b)(x) (both inclusive) or Condition 6(f) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price; or

(b)

not modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of Equity Share Capital carrying any rights which are more favourable than the rights attaching to the Ordinary Shares but so that nothing in this Condition 11(b) shall prevent:

(i)	any consolidation, reclassification or subdivision of the Ordinary Shares;

(ii)	any modification of such rights which is not, in the opinion of an Independent Adviser, materially prejudicial to the interests of the holders of the Notes;

(iii)

any issue of Equity Share Capital where the issue of such Equity Share Capital results, or would, but for the provisions of Condition 6(f) relating to roundings or the carry forward of adjustments or, where comprising Ordinary Shares (or Equity Share Capital which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire any Ordinary Shares), the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent. of the Current Market Price per Ordinary Share at the relevant time for determination thereof pursuant to the relevant provisions of Condition 6(b), otherwise result, in an adjustment to the Conversion Price; or

(iv)

any issue of Equity Share Capital or modification of rights attaching to the Ordinary Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined either that no adjustment is required or that an adjustment resulting in an decrease in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(c)

procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last Dealing Day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of

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Condition 6(f) relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(d)

not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on the exercise of Conversion Rights, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(e)	not reduce its issued share capital or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(i)	pursuant to the terms of issue of the relevant share capital; or

(ii)	by means of a purchase or redemption of share capital of the Issuer to the extent permitted by applicable law; or

(iii)	pursuant to a Newco Scheme; or

(iv)	by way of transfer to reserves as permitted under applicable law; or

(v)

where the reduction is permitted by applicable law and the Trustee has received written advice addressed to it from an Independent Adviser, acting as an expert, that the interests of the Noteholders will not be materially prejudiced by such reduction; or

(vi)

where the reduction is permitted by applicable law and results in (or would, but for the provisions of Condition 6(f) relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Noteholders;

(f)

if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any associate (as defined in sections 11 and 12 of the Corporations Act)) to acquire the whole or any part of the issued Ordinary Shares, or if any person proposes a scheme with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Noteholders, the Trustee and the Principal Paying and Conversion Agent at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Principal Paying and Conversion Agent and, where such an offer or scheme has been recommended by the board of directors of the Issuer, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights by the Noteholders are able to participate in such offer or scheme, or that a like offer or scheme is extended to those holders. In the case of a scheme, the Issuer further agrees that the record date for participation in such scheme will be set on a date after the expiry of the Change of Control Period;

(g)

in the event of a Newco Scheme take (or shall procure that there is taken) all necessary action to ensure that immediately after completion of the Scheme of Arrangement, Newco is substituted under the Notes and the Trust Deed as principal obligor in place of the Issuer (with the Issuer providing a guarantee) subject to and as provided in the Trust Deed and:

(i)

such amendments are made to these Conditions and the Trust Deed as are necessary in the opinion of the Trustee to ensure that the Notes may be converted into or exchanged for ordinary shares or units or the equivalent in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed; and

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(ii)	the ordinary shares or units or the equivalent of Newco are:

(A)	admitted to listing on the Relevant Stock Exchange; or

(B)	admitted to listing on another regulated, regularly operating, recognised stock exchange or securities market;

(h)

use its best endeavours to ensure that the Ordinary Shares issued upon exercise of Conversion Rights will, as soon as is practicable, be admitted to listing and to trading on the ASX or the Alternative Stock Exchange, as the case may be, and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in;

(i)

subject to Condition 9(b), not change the jurisdiction in which it is domiciled or resident or to whose taxing authority it is subject generally unless it would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Notes;

(j)

for so long as any Note remains outstanding and subject to the occurrence of a Change of Control, use its reasonable endeavours to ensure that its issued and outstanding Ordinary Shares shall be admitted to listing and to trading on the ASX or the Alternative Stock Exchange, as the case may be;

(k)	in the event the Ordinary Shares are listed on an Alternative Stock Exchange:

(i)

confirm and agree that from the completion of the Alternative Stock Exchange listing these Conditions will be deemed to apply mutatis mutandis as if the Conversion Right in relation to the Notes applied to the newly listed Ordinary Shares;

(ii)

take (or shall procure that there is taken) all necessary action to ensure that promptly after completion of the Alternative Stock Exchange listing, such amendments are made to these Conditions and the Trust Deed as are necessary to ensure that these Conditions and the Trust Deed provide at least the same powers, protections, rights and benefits to the Trustee and the Noteholders following the implementation of such Alternative Stock Exchange listing as they provided to the Trustee and the Noteholders prior to the implementation of the Alternative Stock Exchange listing; and

(iii)

notify the Trustee in writing as soon as practicable after completion of the Alternative Stock Exchange listing and give the Trustee a representation and undertaking that the interests of the Noteholders will not be materially prejudiced by the Alternative Stock Exchange listing, and the Trustee shall be entitled to accept without any liability for so doing such notice and undertaking as sufficient evidence of the matters set out above of this Condition 11(k), in which case the same shall be conclusive and binding on the Noteholders and shall be notified by the Issuer promptly to the Noteholders in accordance with Condition 17;

(l)

comply with each of the requirements of ASIC Instrument 21/XXXX (including those with ongoing operation after the Closing Date for so long as they are relevant) being the instrument of relief that modifies the requirements of Chapter 6D of the Corporations Act, in order to ensure that an offer of the Ordinary Shares issued on conversion for sale within 12 months after their issue will be freely tradeable without further disclosure; and

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(m)	for so long as any Note remains outstanding, shall provide the consolidated and unconsolidated financial statements to the Trustee in accordance with the Trust Deed.

The Issuer has undertaken in the Trust Deed to deliver to the Trustee annually (at the same time that the annual audited consolidated financial statements of the Issuer are delivered to the Trustee), and also within 14 days of any request therefor from the Trustee, a certificate of the Issuer signed by one authorised officer of the Issuer certifying that, inter alia, there has not occurred an Event of Default or Potential Event of Default (as defined in the Trust Deed) since the date of the last such certificate (or, if none, the date of the Trust Deed) or if such event has occurred providing details of such event.

The Trustee will be entitled to rely conclusively on any such certificate and shall not be obliged to independently monitor compliance by the Issuer with the undertakings set forth in these Conditions and, in particular but without limitation, this Condition 11 or in the Trust Deed, and shall not be liable to any Noteholder or any other person for such reliance or for not so doing.

12	Prescription

Claims against the Issuer for payment in respect of the Notes shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of default interest) from the appropriate Relevant Date in respect of such payment and thereafter any sums payable in respect of such Notes shall be forfeited and revert to the Issuer.

13	Replacement of Notes

If any Certificate evidencing a Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar or any Transfer Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer, the Registrar or the relevant Transfer Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

14	Meetings of Noteholders, Modification and Waiver, Substitution

(a)	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including, without limitation, the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee if requested in writing by Noteholders holding not less than 10 per cent. in aggregate principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing more than 50 per cent. in aggregate principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, unless the business of such meeting includes consideration of proposals, inter alia:

(i)	to modify the maturity of the Notes (other than deferring the earliest date on which the Notes may be redeemed pursuant to Condition 7(b)(i));

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(ii)

to reduce or cancel the principal amount, any premium or any default interest payable on, the Notes or to reduce the amount payable on redemption of the Notes or modify or cancel the Conversion Rights;

(iii)	to increase the Conversion Price other than in accordance with these Conditions;

(iv)	to change the currency of any payment in respect of the Notes;

(v)

to change the governing law of the Notes, the Trust Deed or the Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c)); or

(vi)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution,

in which case the necessary quorum will be one or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 50 per cent., in aggregate principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed). An Extraordinary Resolution is a resolution in respect of which not less than 75 per cent. of the votes cast shall have been in favour at a meeting of Noteholders duly convened and held in accordance with the Trust Deed.

The Trust Deed provides that:

(A)

a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of Notes for the time being outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders; or

(B)

consents given by way of electronic consent through the Relevant Clearing System(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of the Notes for the time being outstanding, shall, in any such case, be effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held.

No consent or approval of Noteholders shall be required in connection with any Newco Scheme modification.

(b)	Modification and Waiver

The Trustee may (but shall not be obliged to) agree, without the consent of the Noteholders, to:

(i)

any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law; and

(ii)

any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Notes or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Noteholders.

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Any such modification, authorisation, waiver or determination shall be binding on the Noteholders and, unless the Trustee otherwise agrees, shall be notified by the Issuer to the Noteholders promptly in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent in writing. The Trustee’s agreement may be subject to any condition that the Trustee requires including but not limited to obtaining, at the expense of the Issuer, an opinion of any investment bank or legal or other expert and being indemnified and/or secured and/or pre-funded to its satisfaction.

(c)	Substitution

The Trustee may (but shall not be obliged to), without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition 14(c)) as the principal debtor under the Notes and the Trust Deed of any Subsidiary of the Issuer subject to:

(i)	the Notes being unconditionally and irrevocably guaranteed by the Issuer; and

(ii)

the Notes continuing to be convertible or exchangeable into Ordinary Shares as provided in these Conditions mutatis mutandis as provided in these Conditions, with such amendments as the Trustee may consider appropriate provided that in any such case:

(A)	the Trustee is satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution; and

(B)	certain other conditions set out in the Trust Deed are complied with.

In the case of such a substitution, the Trustee may (but shall not be obliged to) agree, without the consent of the Noteholders, to a change of the law governing the Notes and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders. Any such substitution shall be binding on the Noteholders and shall be notified by the Issuer promptly to the Noteholders in accordance with Condition 17 and to the Trustee and the Principal Paying and Conversion Agent in writing.

(d)	Entitlement of the Trustee

In connection with the exercise of its functions, rights, powers and discretions (including but not limited to those referred to in this Condition 14) the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its functions, rights, powers or discretions for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

15	Enforcement

The Trustee may at any time, at its discretion and without notice, take such steps and/or actions and/or institute such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Notes, but it shall not be bound to take any such steps, actions or proceedings or any other action in relation to the Trust Deed or the Notes unless:

(i)

it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least 25 per cent. in aggregate principal amount of the Notes then outstanding; and

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(ii)	it shall have been indemnified and/or pre-funded and/or secured to its satisfaction.

No Noteholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking any steps, action or proceedings to enforce payment or taking other actions unless first indemnified and/or pre-funded and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related (directly or indirectly) to the Issuer without accounting for any profit and shall not in any way be liable to account to the Issuer, the Noteholders or any other person for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

The Trustee may rely without liability to Noteholders, the Issuer or any other person on any report, information, confirmation or certificate from or any opinion or any advice of any accountants (including the Auditors), lawyers, financial advisers, investment bank or other expert, whether or not obtained by or addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, information, confirmation or certificate or advice where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof or any provision of the Trust Deed and such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Noteholders in the absence of manifest error.

Whenever the Trustee is required or entitled by the terms of the Trust Deed, the Agency Agreement or these Conditions to exercise any discretion or power, take any action, make any decision or give any direction, the Trustee is entitled, prior to exercising any such discretion or power, taking any such action, making any such decision or giving any such direction, to seek directions from the Noteholders by way of Extraordinary Resolution and to be indemnified and/or secured and/or pre-funded to its satisfaction against all action, proceedings, claims and demands to which in its opinion it may be or become liable, and the Trustee shall not be responsible or liable for any loss or liability incurred by the Issuer, any Noteholder or any other person as a result of any delay in it exercising such discretion or power, taking such action, making such decision or giving such direction as a result of seeking such direction from the Noteholders or in the event that no direction is given to the Trustee by the Noteholders. None of the Trustee or any Agent shall be liable to any Noteholder, the Issuer or any other person for any action taken by the Trustee or such Agent in accordance with the instructions of the Noteholders. The Trustee shall be entitled to rely on any direction, request or resolution of Noteholders given by holders of the requisite principal amount of Notes then outstanding or passed at a meeting of Noteholders convened and held in accordance with the Trust Deed or otherwise passed as provided in the Trust Deed.

None of the Trustee or any of the Agents shall be responsible for the performance by the Issuer and/or any other person appointed by the Issuer in relation to the Notes of the duties and obligations on their part expressed in respect of the same and, unless it has express written notice from the Issuer to the contrary, the Trustee and each Agent shall be entitled to assume that the same are being duly performed. Neither the Trustee nor any of the Agents shall be under any obligation to monitor compliance with the provisions of the Trust Deed, the Agency Agreement or these Conditions or to monitor or ascertain whether any Event of Default, Potential Event of Default or Relevant Event has occurred and none of them shall be liable to any Noteholder, the Issuer or any other person for not doing so.

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Each Noteholder shall be solely responsible for making, and continuing to make, its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and its Subsidiaries, and the Trustee shall not at any time have any responsibility for the same and no Noteholder shall rely on the Trustee in respect thereof.

17	Notices

All notices required to be given by the Issuer to the Noteholders regarding the Notes pursuant to these Conditions will be valid if published by the Issuer through the electronic communication system of Bloomberg. The Issuer shall also ensure that all such notices are duly published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such notice. If publication as provided above is not practicable, notice will be given by publication in an English language newspaper with general circulation in Asia (which is expected to be the Asian Wall Street Journal) and Europe (which is expected to be the Financial Times).

So long as the Notes are represented by a Global Certificate and such Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System (as defined in the Global Certificate), notices to Noteholders shall be validly given by the delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System for communication by them to their respective accountholders in substitution for notification as required by the Conditions.

18	Further Issues

The Issuer may from time to time without the consent of the Noteholders create and issue further notes, bonds or debentures either:

(i)

having the same terms and conditions in all respects as the outstanding Notes (or the same terms and conditions except for the issue date and the first date on which Conversion Rights may be exercised) and so that such further issue shall be consolidated and form a single series with the outstanding Notes or

(ii)	upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue.

Any further Notes consolidated and forming a single series with the outstanding Notes constituted by the Trust Deed or any deed supplemental to it shall be constituted by a deed supplemental to the Trust Deed in a form acceptable to the Trustee.

19	Contracts (Rights of Third Parties) Act 1999

Without prejudice to the rights of the Noteholders as contemplated in Condition 15, no person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999 (United Kingdom).

20	Governing Law and Jurisdiction

(a)	Governing Law

The Trust Deed, the Agency Agreement and the Notes and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

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(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Notes and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Notes (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Trustee and each of the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)	Agent for Service of Process

The Issuer has irrevocably appointed Cogency Global (UK) Limited at its registered office for the time being, currently at 6 Lloyds Avenue, Unit 4CL, London EC3N 3AX, as its agent in England to receive service of process in any Proceedings in England. If for any reason Cogency Global (UK) Limited shall cease to be such agent for service of process, the Issuer shall forthwith appoint a new agent for service of process in England and shall deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 14 days of Cogency Global (UK) Limited ceasing to be such agent for service of process. The Issuer agrees that failure by its process agent to notify it of any process will not invalidate the relevant proceedings. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

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Schedule 5

Form of Compliance Certificate

[On the Letterhead of the Issuer]

To:	The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Attention: Issuer Services—Afterpay Limited

[Date]

Dear Sirs

Afterpay Limited (the “Issuer”)

A$1,500,000,000 Zero Coupon Convertible Notes due 2026 (the “Notes”) convertible into ordinary shares of the Issuer

I, ……………………….., being a Director and an authorised officer of the Issuer, refer to the Trust Deed dated 12 March 2021 (the “Trust Deed”) between the Issuer and yourselves relating to the issue of the above Notes. Terms used but not defined herein have the meaning given to them in the Trust Deed.

As required by Clause 9.6 of the Trust Deed, I certify on behalf of the Issuer that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer, as at the date of this Certificate (a) [no Event of Default, Potential Event of Default or Relevant Event had occurred]1 [Issuer to specify details of any Event of Default, Potential Event of Default or Relevant Event which has occurred]1 and (b) no breach by the Issuer of its obligations under the Trust Deed had occurred [Issuer to specify details of any breach of obligation which has occurred]1, in either case between the date of [the Trust Deed]2 [the last such certificate]3 and the above-mentioned date.

Yours faithfully

Executed for and on behalf of AFTERPAY LIMITED

By:

Director

[1]	Issuer to complete as appropriate
[2]	Applicable for the first such certificate
[3]	Applicable for all but the first such certificate

Schedule 6

Form of Principal Subsidiary Certificate to Trustee

To:	The Hongkong and Shanghai Banking Corporation Limited

Level 24, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Attention:         Issuer Services—Afterpay Limited

[Date]

Dear Sirs

Afterpay Limited (the “Issuer”)

A$1,500,000,000 Zero Coupon Convertible Notes due 2026 (the “Notes”) convertible into ordinary shares of the Issuer

This certificate is delivered to you in accordance with Clause 9.17 of the Trust Deed dated 12 March 2021 (the “Trust Deed”) and made between Afterpay Limited (the “Issuer”) and The Hongkong and Shanghai Banking Corporation Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

The undersigned, being authorised officers of the Issuer, hereby confirm that the following entities were, [by its latest audited statement of financial position of the Issuer or as at the date specified in such request] [as at the date of the request to which this Certificate relates] Principal Subsidiaries of the Issuer:

[list out relevant Principal Subsidiaries of the Issuer]

For and on behalf of

AFTERPAY LIMITED

By:

By:

The Issuer

EXECUTED and DELIVERED as a

DEED by AFTERPAY LIMITED in

accordance with section 127(1) of the

Corporations Act 2001 (Cwlth) by

authority of its directors:

/s/ Anthony Eisen

______________________________________

Signature of director

Anthony Eisen

______________________________________

Name of director

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Amanda Street

______________________________________

Signature of ~~director~~/company

secretary*

*delete whichever is not applicable

Amanda Street

______________________________________

Name of ~~director~~/company secretary*

*delete whichever is not applicable

SIGNATURE PAGE – TRUST DEED

The Trustee

SIGNED, SEALED and DELIVERED

as a DEED for and on behalf of

THE HONGKONG AND SHANGHAI

BANKING CORPORATION LIMITED

by its duly appointed attorney

Edward Chiu

__________________________

pursuant to a Deed of Appointment of

Substitute Attorney dated 9 March 2021

In the presence of:

/s/ Woody K. K. Chan
Name: Woody K. K. Chan

SIGNATURE PAGE – TRUST DEED